SECURITIES AND EXCHANGE COMMISSION

                       ==================================
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ==================================

                              GLOBAL WATAIRE, INC.
              (Exact Name of Small Business Issuer in its Charter)

           NEVADA                        5511                 36-4567500
   (State of Incorporation)       (Primary Standard      (IRS Employer ID No.)
                                 Classification Code)


                             534 DELAWARE, SUITE 412
                             BUFFALO, NEW YORK 14202
             Address and Telephone Number of Registrant's Principal
               Executive Offices and Principal Place of Business)


                          Copies of communications to:
                              GREGG E. JACLIN, ESQ.
                              ANSLOW & JACLIN, LLP
                          195 ROUTE 9 SOUTH, SUITE 204
                               MANALAPAN, NJ 07726
                          TELEPHONE NO.: (732) 409-1212
                          FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

                                                                 Proposed
                                             Proposed            Maximum
Title of Each Class      Amount to be         Maximum           Aggregate
Of Securities to be       Registered         Aggregate        Offering Price       Amount of
Registered                    (1)       Offering Price (2)    per share (2)    Registration fee
Common Stock, par value    4,000,000           $.13              $520,000           $15.96
0.001

(1) The shares of our Common Stock being registered hereunder are being registered for resale by the selling security holders named in the prospectus. For purposes of estimating the number of shares of our Common Stock to be included in this registration statement, we calculated a good faith estimate of the number of shares that we believe may be issuable pursuant to the equity line financing to account for market fluctuations.

(2) Our Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and can be traded on the over-the-counter market on the OTC Bulletin Board under the symbol "GWTE." As of September 28, 2007, Global Wataire, Inc.'s shares were trading at a price of $0.13 per common share. Selling security holders may sell their shares for the prevailing market prices or privately negotiated prices.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

                              GLOBAL WATAIRE, INC.
                               4,000,000 SHARES OF
                                  COMMON STOCK

This prospectus relates to the resale of up to 4,000,000 shares of our Common Stock, par value $.001 per share ("Common Stock") issuable to Dutchess Private Equities Fund, Ltd. ("Dutchess" or the "Selling Security holder"). The Selling Security holders may sell their common stock from time to time at prevailing market prices.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and is quoted on the over-the-counter market and prices are reported on the OTC Bulletin Board under the symbol "GWTE." As of September 27, 2007, Global Wataire, Inc.'s shares were trading at a price of $0.13 per common share. Selling security holders may sell their shares for the prevailing market prices or privately negotiated prices.

THIS COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

               THE DATE OF THIS PROSPECTUS IS: SEPTEMBER 28, 2007

                                TABLE OF CONTENTS


                                                                                          PAGE
     PART I
----------------------------------------------------------------------------------------
     Summary Information and Risk Factors                                                    1
     Plan of Distribution                                                                   14
     Legal Proceedings                                                                      16
     Directors, Executive Officers, Promoters and Control Persons                           16
     Security Ownership of Certain Beneficial Owners and Management                         21
     Description of Securities                                                              23
     Disclosure of Commission Position of Indemnification for Securities Act Liabilities    24
     Description of Business                                                                24
     Management's Discussion and Analysis                                                   26
     Description of Property                                                                31
     Certain Relationships and Related Transactions                                         31
     Market for Common Equity and Related Stockholder Matters                               31
     Executive Compensation                                                                 32
     Changes in and Disagreements with Accountants                                          34
     Financial Statements                                                                  F-1


     PART II
----------------------------------------------------------------------------------------

     Item 24. Indemnification of Directors and Officers                                   II-1
     Item 25. Other Expenses of Issuance and Distribution                                 II-2
     Item 26. Recent Sales of Unregistered Securities                                     II-2
     Item 27. Exhibits.                                                                   II-2
     Item 28. Undertakings.                                                               II-3
     Signatures                                                                           II-4

ABOUT  OUR  COMPANY

International Development Corp. ("IDC") was formed on October 22, 2004, under the laws of the state of Nevada. On December 9, 2004, IDC merged with Ozolutions Inc., a Delaware Corporation, which was formed on January 10, 1996 as Unipak Process, Inc., with IDC as the surviving corporation. On April 13, 2006 IDC changed its name to Global Wataire Inc. We provide both advisory and transactional services to help business owners develop and implement the business strategies necessary to achieve their financial objectives. Our participation is relationship driven and seeks exclusive engagements that will enable both the client and Global Wataire, Inc. ("Global Wataire" or the "Company") to achieve superior results, positive cash flow and better than market returns from their businesses. We bring together the expertise of an experienced team of professionals dedicated to developing the right strategies for our clients to get the funding they need to succeed. Our team of professional and associates are committed to being strategic partners of our clients both now and in the future as they grow and prosper.

We will help our client companies and their owners identify and prioritize those business strategies most critical to sustained success. Our goal is to support the needs of emerging high potential growth private companies to help them become successful, working together as a team. Our goal is not to deal with a large volume of start up enterprises. We will focus only on what we feel are viable, sustainable companies that have a high potential to succeed well into the future and benefit by having an equity interest in that success. Towards this goal, we provide our clients with access to centralized services, including assistance in the areas of strategy, planning, finance, systems, accounting, and human resources. This means we will selectively target only quality ventures that we feel, with our assistance, can obtain the capital they need to succeed. As a Company, will selectively pursue business opportunities that offer high growth potential and better than market rewards.

We will seek out, investigate and, if warranted, acquire an interest in business opportunities presented to us by companies that seek strategic assistance and the advantages of a corporation that is a registered publicly traded company with access to the public capital markets.

We will not restrict our search to any specific business, industry or geographical location and we may participate in a business venture of virtually any kind or nature. We will seek business opportunities with entities which are in the development stage, have recently commenced operations or with established companies that wish to take advantage of the capital markets to raise additional funding to expand into new products or markets or for other corporate development purposes. We may establish subsidiaries to acquire businesses or acquire existing companies as subsidiaries. In short, we plan to carefully identify emerging companies with exceptional promise and, with the our help, incubate them into successful stand alone enterprises

As part of our investigation of potential business opportunities our management will meet, interview and scrutinize the management and key personnel, visit and inspect facilities; verify and analyze information obtained, seek the advice of industry experts and use our financial resources and management expertise to perform rigorous due diligence to critically evaluate the strengths and weaknesses of the candidate business with the goal of eliminating candidates that do not have the likelihood of success we seek. The manner in which we participate in an opportunity will depend on the nature of the opportunity, the respective needs of the parties and what it will take to make the venture a success.

We intend to concentrate on candidate opportunities brought to us by our officers, directors, by our shareholders and their respective contact networks. In analyzing prospective business opportunities, we will scrutinize all relevant factors, such as the market, future prospects, the quality and depth of management, technical resources; working capital and other financial needs; history of operations, if any;

nature of present and expected competition, etc. We will not acquire or merge with any company for which audited financial statements cannot be obtained within 71 days after closing of the proposed transaction, as required by the Securities Exchange Act of 1934, as amended.

PREVIOUS  BUSINESS

OZONE  TECHNOLOGY
On June 21, 2000, we purchased the exclusive marketing rights to distribute the products of Hankin Ozone Systems, Ltd. ("Hankin") in Canada, the Caribbean, and Mexico from 1421209 Ontario Limited. The purchase price was $1,017,217 and the issuance of 8,000,000 shares of our common stock. We had an agreement to repurchase 6,000,000 of the 8,000,000 shares for $81,699, which we decided to cancel in August 2004. In April 2002, the agreement with 1421209 Ontario Limited was cancelled and the obligation to pay $1,017,217 was likewise cancelled. We wrote-off the net marketing rights of $762,743 and the outstanding obligation of $1,017,217, and recorded an extraordinary gain from the cancellation of the agreement of $237,257. We paid $50,000 directly to Hankin for the same marketing rights which we recorded as an expense during the year ended August 31, 2002. In September 2004, Hankin was placed into bankruptcy, and the deposit of $22,292 for certain units was written off as of August 31, 2004.

WATER-ACTIVATED  TECHNOLOGY
In August 2001, we acquired non-exclusive distribution rights to an activated water system from ELCE International Inc. for Mexico and the Caribbean markets including Panama, Costa Rica, Ecuador and Peru. No fees were paid for these rights. In September 2003, we approved the issuance of 250,000 shares of our common stock to the president of ELCE and the cancellation of an option to purchase 500,000 shares of our common stock at $0.50 per share in order to maintain the existing relationship in Canada. The issuance of the common stock resulted in a charge against earnings of $15,000 in 2004.

ULTRAVIOLET  PRODUCTS
In order to provide viable technology and pricing options to residential and commercial customers for drinking water solutions, we entered into an agreement with R-Can Environmental in June 2005 with the intention of distributing ultraviolet water treatment systems and water filters in selected markets in Latin America and the United States. We terminated a prior agreement with another supplier.

On January 21, 2005, we formed a wholly owned subsidiary, Freshwater Technologies, Inc., and transferred our water activation and purification -related assets and business to it. On January 11, 2006, we executed and closed an Asset Sale Agreement with Max Weissengruber, our then president and chief operations officer and a director, and D. Brian Robertson, our then chief financial officer, with respect to the purchase of certain assets of Freshwater Technologies. Although the agreement was executed and closed on January 11, 2006, it was effective as of October 1, 2005. Included in the assets was the name "Freshwater Technologies." The purchase price for the assets was $60,210.33 paid in the form of the forgiveness of debt for salary owed by International Development Corp. and Freshwater Technologies, Inc. in the amount of $32,482.51 to Mr. Weissengruber, and $27,727.82 to Mr. Robertson.

As additional consideration, Messrs. Weissengruber and Robertson agreed to the termination of their employment agreements with International Development Corp and a general release of any and all claims they may have had against either International Development Corp. or Freshwater Technologies, Inc. Moreover, certain other liabilities of Freshwater Technologies, Inc. were either assumed or forgiven by Messrs. Weissengruber and Robertson and Bob Glassen in the amount of $10,918.54. The net effect of the transaction was that International Development and Freshwater were relieved of liabilities, which exceeded assets in the amount of $134,532.17, and that Freshwater Technologies, Inc. is now debt free. We changed the name of Freshwater Technologies, Inc. to Atlantic Seaboard Company, Inc. on May 31, 2006.

We presently maintain our principal offices at 534 Delaware, Suite 412 Buffalo, New York 14202. Our phone number is (716) 332-7150.


                                  THE OFFERING

Common Shares Outstanding
Prior to Offering
Common Stock, $.001 par value           12,839,360

Common Stock Offered by Selling
Security holders                        4,000,000

Use  of Proceeds                        We  will  not  receive  any
                                        proceeds  from  the  sale by the Selling
                                        Security  holders  of  shares  in  this
                                        offering, except upon draw downs made pursuant to the equity line.

Risk  Factors.                          An  investment  in our common stock
                                        involves a high degree of risk and could result in a loss of your entire investment.

OTC Symbol.                             GWTE.OB

Executive  Offices.                     Currently,  our  executive  offices  are
                                        located  at  534  Delaware,  Suite  412
                                        Buffalo,  New  York  14202.  Our  phone
                                        number  is  (716)  332-7150.


                               TRANSACTION SUMMARY

TRANSACTION WITH DUTCHESS PRIVATE EQUITIES FUND LTD.

On August 24, 2007 we entered into an Investment Agreement with Dutchess Private Equities Fund, Ltd. (the "Investor"). Pursuant to this Agreement, the Investor shall commit to purchase up to $10,000,000 of our common stock over the course of thirty-six (36) months. The amount that we shall be entitled to request from each purchase ("Puts") shall be equal to, at our election, either (i) up to $250,000 or (ii) 200% of the average daily volume (U.S. market only) of the common stock for the ten (10) trading days prior to the applicable Put Notice Date, multiplied by the average of the three (3) daily closing bid prices immediately preceding the Put Date. The put date shall be the date that the Investor receives a put notice of a draw down by us. During the Open Period, the Company shall not be entitled to submit a Put Notice until after the previous Closing has been completed. The purchase price shall be set at ninety-three percent (93%) of the lowest closing Best Bid price of the Common Stock during the pricing period. The pricing period shall be the five (5) consecutive trading days immediately after the put notice date. There are put restrictions applied on days between the put date and the closing date with respect to that particular put. During this time, we shall not be entitled to deliver another put notice. Further, we shall reserve the right to withdraw that portion of the put that is below seventy-five percent (75%) of the lowest closing bid prices for the 10-trading day period immediately preceding each put notice.

We are obligated to file a registration statement with the Securities and Exchange Commission ("SEC") covering 4,000,000 shares of the common stock underlying the Investment Agreement within 15 days after the closing date. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 90 days after the closing date. We shall have an ongoing obligation to register additional shares of our common stock as necessary underlying the draw downs.

SUMMARY INFORMATION AND RISK FACTORS

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis and Plan of Operation" and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data for the years ended August 31, 2006 and 2005 are derived from our audited financial statements. The statement of operations and balance sheet data for the three months ended May 31, 2007 is derived from our unaudited financial statements.

                                          THREE
                                          MONTHS        YEAR          YEAR
                                           ENDED        ENDED         ENDED
                                          MAY 31,     AUGUST 31,    AUGUST 31,
                                           2007          2006          2005
                                       ------------  ------------  ------------
                                       (Unaudited)    (audited)     (audited)
STATEMENT OF OPERATIONS
Revenues                               $         0   $         0   $         0
Total Operating Expenses                   115,363       458,738       987,592
Net Loss                                  (180,981)     (198,378)   (1,131,102)

                                                        AS OF         AS OF
                                                       MAY 31,      AUGUST 31,
                                                         2007          2006
                                                     ------------  ------------
                                                     (Unaudited)    (audited)
BALANCE SHEET DATA
Cash                                                 $   139,819   $         0
Total Assets                                             189,819        65,618
Total Liabilities                                        644,093       666,034
Stockholders' Deficiency                                (454,274)     (600,416)

WHERE CAN YOU FIND US

We presently maintain our principal offices at 534 Delaware, Suite 412 Buffalo, New York 14202. Our phone number is (910) 270-7749.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and other information in this prospectus before investing in our common stock. If any of the following risks occur, our business operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words "we", "our", or "us" refer to the Company and not the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this report. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

UNLESS WE GENERATE ADDITIONAL CAPITAL THROUGH REVENUES OR FINANCINGS, WE RISK FAILURE.

We expect to incur significant capital expenses in pursuing our plans to increase sales volume, expanding our products and services and obtaining additional financing through stock offerings, or other feasible financing alternatives. We may also seek funding for the development and marketing of our products and services through strategic partnerships and other arrangements with investment partners. It is possible that such collaborative arrangements or additional funds will not be available when needed, or on terms acceptable to us, if at all.

DUTCHESS PRIVATE EQUITIES FUND, LTD. WILL PAY LESS THEN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK WHICH COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

Our common stock to be issued under the Investment Agreement will be purchased at the seven percent (7%) discount to the lowest closing bid price during the five trading days immediately following our notice to Dutchess Private Equities Fund, Ltd. of our election to exercise our "put" right. Dutchess Private Equities Fund, Ltd. has a financial incentive to sell our shares immediately upon receiving the shares to realize the profit between the discounted price and the market price. If Dutchess Private Equities Fund, Ltd. sells our shares, the price of our common stock may decrease. If our stock price decreases, Dutchess Private Equities Fund, Ltd. may have a further incentive to sell such shares. Accordingly, the discounted sales price in the Investment Agreement may cause the price of our common stock to decline.

EXISTING STOCKHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION FROM THE SALE OF OUR COMMON STOCK PURSUANT TO THE INVESTMENT AGREEMENT.

The sale of our common stock to Dutchess Private Equities, Ltd. in accordance with the Investment Agreement may have a dilutive impact on our shareholders. As a result, our net income per share could decrease in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put option, the more shares of our common stock we will have to issue to Dutchess Private Equities Fund, Ltd. in order to drawdown on the Equity Line. If our stock price decreases, then our existing shareholders would experience greater dilution.

The perceived risk of dilution may cause our stockholders to sell their shares, which would contribute to a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

OUR INDEPENDENT AUDITORS HAVE INCLUDED A GOING CONCERN OPINION AND RELATED DISCUSSION IN THE NOTES TO OUR FINANCIAL STATEMENTS.

It should be noted that our independent auditors have included a going concern opinion and related discussion in the notes to our financial statements. The auditors have included the going concern provision because we have incurred significant and recurring losses and have a large working capital deficit that the auditors believe raises substantial doubt about our ability to continue as a going concern. We have incurred net losses of ($385,440), ($1,131,102) and ($198,378) for the fiscal years ended August 31, 2004, August 31, 2005, and August 31, 2006, respectively. Our working capital deficit as of August 31, 2006 is ($600,416). Until such time we receive additional debt or equity financing, there is a risk that our auditors will continue to include a going concern provision in the notes to our financial statements. We may continue to incur losses as we spend additional capital to develop and market our products and services and establish our infrastructure and organization to support anticipated operations. We cannot be certain whether we will ever earn a significant amount of revenues or profit, or, if we do, that we will be able to continue earning such revenues or profit. Any of these factors could cause our stock price to decline and result in your losing a portion or all of your investment.

NEED FOR ADDITIONAL SPECIALIZED PERSONNEL.

Although we are committed to the continued development and growth of our business, the addition of specialized key personnel to assist Global Wataire in the execution of our business model is necessary. It is possible that we will not be able to locate and hire such specialized personnel on acceptable terms. We will make every effort to recruit executives with proven experience and expertise as needed to achieve our plan.

DEPENDENCE ON ABILITY TO MARKET PRODUCTS AND SERVICES.

Due  to  our  limited  resources,  the  execution  of  our  business model   and
marketing  of   services has been limited to date. Our success is dependent upon our  ability  to  execute  with  such  limited  resources.

WE MAY NOT BE ABLE TO DEVELOP A MARKET FOR OUR PRODUCTS AND SERVICES, WHICH WILL MOST LIKELY CAUSE OUR STOCK PRICE TO DECLINE.

The demand and price for our products and services will be based upon the existence of markets for them. The extent to which we may gain a share of our intended markets will depend, in part, upon the cost effectiveness and performance of our products and services when compared to alternative products and services, which may be conventional or heretofore unknown. If the products and services of other companies provide more cost-effective alternatives or otherwise outperform our products and services, the demand for our products and services may be adversely affected. Our success will be dependent upon market acceptance of our products and services. Failure of our products and services to achieve and maintain meaningful levels of market acceptance would materially and adversely affect our business, financial condition, results of operations and market penetration. This would likely cause our stock price to decline.

WE MAY HAVE DIFFICULTY IN ATTRACTING AND RETAINING MANAGEMENT AND OUTSIDE INDEPENDENT MEMBERS TO OUR BOARD OF DIRECTORS AS A RESULT OF THEIR CONCERNS RELATING TO THEIR INCREASED PERSONAL EXPOSURE TO LAWSUITS AND STOCKHOLDER CLAIMS BY VIRTUE OF HOLDING THESE POSITIONS IN A PUBLICLY HELD COMPANY.

The directors and management of publicly traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and stockholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in securities laws imposing additional duties, obligations and liabilities on management and directors. Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors and officers liability insurance to pay on a timely basis the costs incurred in defending such claims. We currently do not carry limited directors and officers liability insurance. Directors and officers liability insurance has recently become much more expensive and difficult to obtain. If we are unable to or provide directors and officers liability insurance at affordable rates, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors.

We may lose potential independent board members and management candidates to other companies that have greater directors and officers liability insurance to insure them from liability or to companies that have revenues or have received greater funding to date which can offer greater compensation packages. The fees of directors are also rising in response to their increased duties, obligations and liabilities as well as increased exposure to such risks. As a company with a limited operating history and limited resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

LEGISLATIVE ACTIONS AND POTENTIAL NEW ACCOUNTING PRONOUNCEMENTS ARE LIKELY TO IMPACT OUR FUTURE FINANCIAL POSITION AND RESULTS OF OPERATIONS.

There have been regulatory changes, including the Sarbanes-Oxley Act of 2002, and there may potentially be new accounting pronouncements or additional regulatory rulings, which will have an impact on our future financial position and results of operations. The Sarbanes-Oxley Act of 2002 and other rule changes as well as proposed legislative initiatives have increased our general and administrative costs as we have incurred increased legal and accounting fees to comply with such rule changes. Further, proposed initiatives are expected to result in changes in certain accounting rules, including legislative and other proposals to account for employee stock options as a compensation expense. These and other potential changes could materially increase the expenses we report under accounting principles generally accepted in the United States of America, and adversely affect our operating results.

PROPRIETARY RIGHTS.

We intend to closely monitor competing product introductions for any infringement of our proprietary rights. We believe that, as the demand for products such as those developed by Global Wataire increase, infringement of intellectual property rights may also increase. If certain industry competitors infringe on our proprietary rights, they may have substantially greater financial, technical, and legal resources than we, which could adversely affect our ability to defend our rights. In addition, we could incur substantial costs in defending our rights.

DEPENDENCE ON KEY EMPLOYEES.

Our business is dependent upon our senior executive officers, principally, Sydney Harland, our president and chief executive officer, who is responsible for our operations, including marketing and business development, and Edmund Gorman, our chief financial officer, secretary and treasurer. Should Messrs. Harland and/or Gorman leave our employ, our business may be adversely affected. In the event of future growth in administration, marketing, manufacturing and customer support functions, we may have to increase the depth and experience of our management team by adding new members. Our success will depend to a large degree upon the active participation of our key officers and employees. Loss of services of any of the current officers and directors, especially Messrs.
Harland and Gorman, could have a significant adverse effect on our operations and prospects.

There can be no assurance that we will be able to employ qualified persons on acceptable terms to replace officers who become unavailable.

CERTAIN NEVADA CORPORATION LAW PROVISIONS COULD PREVENT A POTENTIAL TAKEOVER, WHICH COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

We are incorporated in the State of Nevada. Certain provisions of Nevada corporate law could adversely affect the market price of our common stock. Because Nevada corporate law, NRS Sections 78.378 to 78.3793, contain provisions with respect to acquisition of a controlling interest in a corporation, it would be more difficult for someone to acquire control of Global Wataire. Nevada corporate law also discourages proxy contests making it more difficult for you and other stockholders to elect directors other than the candidate or candidates nominated by our board of directors.

TAXATION OF DIVIDENDS.

In the absence of an applicable treaty between the United States and the government of the country of which a stockholder is a citizen, if such stockholder is not a United States citizen or a resident alien of the United States, pursuant to United States income tax law, all dividends payable by Global Wataire on our capital stock to any such stockholder are subject to a withholding rate of 30 percent. As of the effective date of this report, there is no way to determine which of our potential stockholders may be subject to the 30 percent withholding requirement.

FINANCIAL PROJECTIONS; DISTRIBUTIONS OF CASH.

Any projections and related assumptions discussed in this report were based on information about circumstances and conditions existing as of the date of this report. The projections and estimated financial results are based on estimates and assumptions that are inherently uncertain and, though considered reasonable by us, are subject to significant business, economic, and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond our control. Accordingly, there can be no assurance that the projected results will be realized or that actual results will not be significantly lower than projected. We do not intend to update the projections. The inherent uncertainties in results increase materially for years closer to the end of the projected period. Neither we nor any other person or entity assumes any responsibility for the accuracy or validity of the projections.

OUR COMMON STOCK IS THINLY TRADED, SO YOU MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF YOU NEED TO SELL YOUR SHARES TO RAISE MONEY OR OTHERWISE DESIRE TO LIQUIDATE YOUR SHARES.

Our common stock has historically been sporadically or "thinly-traded" on the Over the Counter Bulletin Board, meaning that the number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or non-existent. As of September 28, 2007, our average trading volume per day for the past three months was approximately 1,207 shares a day with a high of approximately 100,050 shares traded and a low of no shares traded. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.

As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a mature issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. It is possible that a broader or more active public trading market for our common stock will not develop or be sustained, or that current trading levels will continue.

THE MARKET PRICE FOR OUR COMMON STOCK IS PARTICULARLY VOLATILE GIVEN OUR STATUS AS A RELATIVELY UNKNOWN COMPANY WITH A SMALL AND THINLY TRADED PUBLIC FLOAT, LIMITED OPERATING HISTORY AND LACK OF NET REVENUES WHICH COULD LEAD TO WIDE FLUCTUATIONS IN OUR SHARE PRICE. THE PRICE AT WHICH YOU PURCHASE OUR COMMON STOCK MAY NOT BE INDICATIVE OF THE PRICE THAT WILL PREVAIL IN THE TRADING MARKET.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In fact, during the period from June 19, 2006 until June 19, 2007, the high and low sale prices of a share of our common stock were $0.75 and $0.11, respectively. The volatility in our share price is attributable to a number of factors. First, as noted above, the shares of our common stock are sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of shares of our common stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price.

Secondly, we are a speculative or "risky" investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our products and services. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

YOU MAY BE UNABLE TO SELL YOUR COMMON STOCK AT OR ABOVE YOUR PURCHASE PRICE, WHICH MAY RESULT IN SUBSTANTIAL LOSSES TO YOU.

The following factors may add to the volatility in the price of our common stock: actual or anticipated variations in our quarterly or annual operating results; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments; and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain its current market price, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

VOLATILITY IN OUR COMMON STOCK PRICE MAY SUBJECT GLOBAL WATAIRE TO SECURITIES LITIGATION.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to Global Wataire, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Inasmuch as the current bid and ask price of our common stock is less than $5.00 per share, our shares are classified as "penny stock" under the rules of the SEC. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person's account for transactions in penny stocks; and that the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must: obtain financial information and investment experience objectives of the person; and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker or dealer made the suitability determination; and that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

THE MARKET FOR PENNY STOCKS HAS SUFFERED IN RECENT YEARS FROM PATTERNS OF FRAUD AND ABUSE.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include: control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

VOTING CONTROL OF OUR COMMON STOCK IS POSSESSED BY BETTY-ANN HARLAND. ADDITIONALLY, THIS CONCENTRATION OF OWNERSHIP COULD DISCOURAGE OR PREVENT A POTENTIAL TAKEOVER OF GLOBAL WATAIRE THAT MIGHT OTHERWISE RESULT IN YOUR RECEIVING A PREMIUM OVER THE MARKET PRICE FOR YOUR COMMON STOCK.

The voting control of our common stock is in Betty-Ann Harland, our chairman and wife of Sydney A. Harland, our president and chief executive officer. Ms. Harland owns 66,000 shares of our Series A preferred stock, 1,000,000 shares of our Series B preferred stock and 5,000,000 shares of our Common Stock. A holder of shares of our Series A preferred stock is entitled to the number of votes equal to the number of shares of the Series A preferred stock held by such holder multiplied by 200 on all matters submitted to a vote of our stockholders. A holder of shares of the Series B preferred stock is entitled to the number of votes equal to the number of shares of the Series B preferred stock held by such holder multiplied by 500 on all matters submitted to a vote of our stockholders. Consequently, as of the date of this report, Ms. Harland has the right to vote 518,000,000 shares of our common stock, a number in excess of our currently issued and outstanding shares of common stock. The result of Ms. Harland's voting control is that she has the ability to control all matters submitted to our stockholders for approval and to control our management and affairs, including extraordinary transactions such as mergers and other changes of corporate control, and going private transactions. Additionally, this concentration of voting power could discourage or prevent a potential takeover of Global Wataire that might otherwise result in your receiving a premium over the market price for your common stock.

THE ELIMINATION OF MONETARY LIABILITY AGAINST OUR DIRECTORS, OFFICERS AND EMPLOYEES UNDER OUR ARTICLES OF INCORPORATION AND THE EXISTENCE OF INDEMNIFICATION RIGHTS TO OUR DIRECTORS, OFFICERS AND EMPLOYEES MAY RESULT IN SUBSTANTIAL EXPENDITURES BY GLOBAL WATAIRE AND MAY DISCOURAGE LAWSUITS AGAINST OUR DIRECTORS, OFFICERS AND EMPLOYEES.

Our articles of incorporation contain provisions, which eliminate the liability of our directors for monetary damages to Global Wataire and our stockholders. Our bylaws also require Global Wataire to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in Global Wataire incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup. These provisions and resultant costs may also discourage Global Wataire from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit Global Wataire and our stockholders.

OUR DIRECTORS HAVE THE RIGHT TO AUTHORIZE THE ISSUANCE OF ADDITIONAL SHARES OF OUR PREFERRED STOCK AND ADDITIONAL SHARES OF OUR COMMON STOCK.

Our directors, within the limitations and restrictions contained in our articles of incorporation and without further action by our stockholders, have the authority to issue shares of preferred stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. We have no intention of issuing additional shares of preferred stock at the present time. Any issuance of additional shares of preferred stock could adversely affect the rights of holders of our common stock.

Should we issue additional shares of our common stock at a later time, each investor's ownership interest in our stock would be proportionally reduced. No investor will have any preemptive right to acquire additional shares of our common stock, or any of our other securities.

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD, WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the OTC Bulletin Board, such as Global Wataire, must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

                            SELLING SECURITY HOLDERS

We agreed to register for resale shares of common stock by the selling security holders listed below. The selling security holders may from time to time offer and sell any or all of their shares that are registered under this prospectus. The selling security holders, and any participating broker-dealers are "underwriters" within the meaning of the Securities Act of 1933, as amended. All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling security holders in connection with the sales of such shares.

The following table sets forth information with respect to the maximum number of shares of common stock beneficially owned by each of the selling security holders named below and as adjusted to give effect to the sales of the shares offered hereby. The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. All information contained in the table below is based upon information provided to us by the selling security holders and we have not independently verified this information. The selling security holders are not making any representation that any shares covered by the prospectus will be offered for sale. The selling security holders may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered.

Except as indicated below, the selling security holders have never held any position or office with us, nor are any of the selling security holders associates or affiliates of any of our officers or directors. Except as indicated below, no selling stockholder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. No selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer.

For purposes of this table, beneficial ownership is determined in accordance with SEC rules, and includes voting power and investment power with respect to shares and shares owned pursuant to warrants exercisable within 60 days. The "Number of Shares Beneficially Owned After the Offering" column assumes the sale of all shares offered.

As explained below under "Plan of Distribution," we have agreed with the selling security holders to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement, which includes this prospectus.

                                                                 Number
                                                                   of
                                                                 Shares
                         Number of Shares                     Beneficially
                           Beneficially                          Owned
                          Owned Prior to    Number of Shares   After the
          Name              Offering(1)         Offered         Offering
---------------------------------------------------------------------------
Dutchess Private
Equities Fund, Ltd. (2)          4,000,000         4,000,000             0

(1) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon draws under the Dutchess Equity Line.

(2) Michael Novielli and Douglas Leighton are the directors of Dutchess Private Equities Fund, Ltd.


TRANSACTION WITH DUTCHESS PRIVATE EQUITIES FUND LTD.

On August 24, 2007 we entered into an Investment Agreement with Dutchess Private Equities Fund, Ltd. (the "Investor"). Pursuant to this Agreement, the Investor shall commit to purchase up to $10,000,000 of our common stock over the course of thirty-six (36) months. The amount that we shall be entitled to request from each purchase ("Puts") shall be equal to, at our election, either (i) up to $250,000 or (ii) 200% of the average daily volume (U.S. market only) of the common stock for the ten (10) trading days prior to the applicable Put Notice Date, multiplied by the average of the three (3) daily closing bid prices immediately preceding the Put Date. The put date shall be the date that the Investor receives a put notice of a draw down by us. During the Open Period, the Company shall not be entitled to submit a Put Notice until after the previous Closing has been completed. The purchase price shall be set at ninety-three percent (93%) of the lowest closing Best Bid price of the Common Stock during the pricing period. The pricing period shall be the five (5) consecutive trading days immediately after the put notice date. There are put restrictions applied on days between the put date and the closing date with respect to that particular put. During this time, we shall not be entitled to deliver another put notice. Further, we shall reserve the right to withdraw that portion of the put that is below seventy-five percent (75%) of the lowest closing bid prices for the 10-trading day period immediately preceding each put notice.

We are obligated to file a registration statement with the Securities and Exchange Commission ("SEC") covering 4,000,000 shares of the common stock underlying the Investment Agreement within 15 days after the closing date. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 90 days after the closing date. We shall have an ongoing obligation to register additional shares of our common stock as necessary underlying the draw downs. The Agreement does not impose any penalties on us for failure to meet either the 15 day or the 90 day obligation; however, we shall endeavor to meet both such deadlines.

                              PLAN OF DISTRIBUTION

Our Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and is traded on the over-the-counter market on the OTC Bulletin Board under the symbol "GWTE." As of September 28, 2007, our common shares were trading at $0.13 per share.

The shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed.

The distribution of the shares may be effected in one or more of the following methods:

     -    ordinary  brokers transactions, which may include long or short sales;
     - transactions involving cross or block trades on any securities or market where our common stock is trading;
     -    through  direct  sales to purchasers or sales effected through agents;
     -    short  sales  after  this  registration  statement  becomes effective;
     - block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
     -    Privately  negotiated  transactions;
     - Broker-dealers may agree with the selling security holder to sell a specified number of such shares at a stipulated price per share;
     - through transactions in options, swaps or other derivatives (whether exchange listed of otherwise); or
     -    any  combination  of  the  foregoing.

Selling security holders or any of their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling security holders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling security holders. The selling security holders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, are "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling security holder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

The selling security holders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgee or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

The selling security holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

The selling security holders acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder.

If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

If the selling security holders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act of 1933.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling security holders.

Notwithstanding anything set forth herein, no NASD member will charge commissions that exceed 8% of the total proceeds of the offering.

                                LEGAL PROCEEDINGS

We are not engaged in any other litigation, and we are unaware of any claims or complaints that could result in future litigation. We will seek to minimize disputes with our customers but recognize theinevitability of legal action in today's business environment as an unfortunate price of conducting business.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS Our executive officer's and director's and their respective age's as of September 28, 2007 are as follows:

       NAME             AGE       POSITION                     DIRECTOR SINCE
Betty-Ann Harland       55        Chairman                         2004
Sydney A. Harland       56        President, Chief Executive       2006
                                  Officer and Director
Edmund J. Gorman        60        Chief Financial Officer,         2006
                                  Secretary and Director
Robert Glassen          59        Director                         2006
Arthur N. Kelly         45        Director                         2004
Richard Proulx          52        Director                         2005
Mark Hollingworth       47        Vice President                    N/A

The members of our board of directors are subject to change from time to time by the vote of the stockholders at special or annual meetings to elect directors. The number of the directors may be fixed from time to time by resolution duly passed by our board. Each director is elected for a period of one year at the annual meeting of our stockholders, and will hold office for the term for which elected and until his successor is elected and qualified or until his earlier death, resignation or removal. Vacancies and newly created directorships resulting from any increase in the number of authorized directors may generally be filled by a majority of the directors then remaining in office. The directors elect officers annually. Betty-Ann Harland and Sydney A. Harland are married. Otherwise, there are no family relationships among our directors and officers.

We may employ additional management personnel, as our board of directors deems necessary. We have not identified or reached an agreement or understanding with any other individuals to serve in management positions, but do not anticipate any problem in employing qualified staff.

A description of the business experience during the past several years for each of our directors and executive officers is set forth below.

BETTY-ANN  HARLAND

Betty-Ann Harland has 31 years of experience in a variety of senior management positions. Prior to joining our board, she was vice-president of Ameri-can
Equipment Sales and Leasing. From 1988 to 1993, she worked in finance, insurance and sales consulting for Decarie Motors, of Montreal, Quebec. From 1994 until 1995, she was a finance and insurance specialist for Addison Bay, of Toronto, Ontario.

SYDNEY  A.  HARLAND

Sydney A. Harland has over 20 years of business experience, primarily in management of new innovative product solutions, in the railway, telecommunications, electrical utilities and mining industries. Mr. Harland is an entrepreneur who ran his own company, Ameri-Can Equipment Sales & Leasing Inc. for almost 20 years - until 2005. Between 1995 and 2000, Mr. Harland also worked on a consulting basis for Ontario Power Generation's technology lab where he was mandated to develop marketing and commercialization plans for OPG's specialized technology and customer service offerings. In 1998 he co-founded ARS Networks and served as chairman, president and chief executive officer on a consulting basis. ARS was a fully reporting publicly traded company that was engaged in the design and development of advanced railway communications and data management systems. He holds two patents and has been elected a member of the Canadian Institute of Marketing and the American Railway Engineering and Maintenance-of-Way Association.

EDMUND  GORMAN

Mr. Gorman has 30 years of progressing experience in corporate finance, organizational development and strategic planning. In 1973 he joined Delloite Touche and in 1978 moved to Morrison Knudsen Corporation in Boise, Idaho, where he worked for almost 20 years in various executive positions, starting with the company as international legal and tax counsel he rose to become senior vice president, chief financial officer and treasurer. In 1995, Mr. Gorman joined American Ecology Corporation of Houston, Texas, a NASDAQ company specializing in nuclear, medical waste hazardous waste disposal, serving first as a chief financial officer and then president and chief operating officer. In 1997, Mr. Gorman founded E.J Gorman & Associates, a financial and legal consulting firm specializing in project financing, company start-ups and organizational development. He holds degrees of Bachelor of Science and Doctor of Jurisprudence from the University of Oregon and a Post Doctorate (L.L.M.) in Law from New York University.

ROBERT  GLASSEN

Mr. Glassen served as a member of the Florida House of Representatives Staff, House Natural Resources Committee, Tallahassee, Florida. In 1978 he joined Dames & Moore, Boca Raton, Florida, as a Senior Geologist. In 1985, he joined O.H. Materials Corporation (OHM) as a Regional Manager. In 1990 he joined Steffen, Robertson and Kirsten US, Inc. (a company specializing in environmental and engineering consulting for the mining industry) as executive vice-president and chief operating officer. In 1993 he was recruited by Ogden Environmental where he was a vice president and general manager of their Oak Ridge, Tennessee office. In 1997, he joined SCIENTECH, Inc. where he served as a general manager of Grant Environmental, general manager of the Utility Security Services Division, and vice president, sales and marketing on assignment with Ontario Power Generation's Kinectrics subsidiary. From 2002 to present, he was president of Timberline Ridge Consulting, where he was a consultant to Enertech (a division of Curtiss Wright) identifying opportunities and executing nationwide sales of engineering and technical service to U.S. nuclear power plants. He holds degrees of Bachelor of Arts from Villanova University of Pennsylvania, a Masters degree from the University of Virginia and has completed post graduate studies in geology at Florida State University.

ARTHUR  N.  KELLY

Arthur N. Kelly has 18 years of marketing, sales and management experience and is currently vice president of sales-North America for ELTEK Energy where he is responsible for the development and growth of all ELTEK Energy sales in the U.S and Canadian markets. He attended Concordia University in Montreal where he earned his bachelor of business administration degree. Mr. Kelly held various sales and management positions with Marconi Communications from 1988 to 2001 where he was responsible for sales of power generation and communication supplies to major North American communications companies. Mr. Kelly was a sales a manager for S.N.P Associates in France from 1986 to 1988 and also district sales manager for Pylon Electronics in Montreal, Quebec from 1985 to 1986.

RICHARD  PROULX

Richard Proulx has a background in marketing and sales and presently is director of sales of Cash Acme, Canada, a division of Reliance Manufacturing, a world-wide Australian based specialty water valve manufacturer supplying its products to the commercial and residential building industry. Prior to joining Cash Acme, Canada, Mr. Proulx was North American sales manager for Reliance Manufacturing's product launch and North American distribution network. From 1998 to 2002, he was general sales manager of IIG Specialties responsible for introducing new industrial products to the North American market and managing U.S and Canadian sales operations for existing product lines. From 1985 to 1997, Mr. Proulx was president and founder of Terval Sales and Services, a plumbing and heating manufacturer's sales agency in Toronto. He received his C.E.T. in mechanical building sciences from St. Laurent College in 1974 and his diplomas in business administration from Vanier College in 1976.

MARK  HOLLINGWORTH

Mark Hollingworth is the founder of 5i Strategic Affairs, a management consulting firm specializing in leading and facilitating the strategic planning and implementation process for blue chip and promising start up companies. Recent clients have included the Government of Canada, Hydro-Quebec, Ivaco Inc, Kruger Inc, McGill University, Option Consommateurs, Setym International, and many other smaller companies and start-ups. Mr. Hollingsworth also lectures at McGill University where he teaches Strategic Management/Leadership, Technological Entrepreneurship and Technology Impact Assessment in several different faculties. He is the author of the book "Growing People, Growing Companies" and has also had articles published in the Globe & Mail and the Ivey Business Journal.

COMPENSATION  COMMITTEE

Our board of directors has created a compensation committee which makes recommendations to the board of directors concerning salaries and compensation for our executive officers and employees. The members of the committee are Robert Glassen, as chairman, and Richard Proulx. We have adopted a charter for the compensation committee.

AUDIT  COMMITTEE

Our board of directors has created an audit committee which is directly responsible for the appointment, compensation, and oversight of the work of any registered public accounting firm employed by Global Wataire (including resolution of disagreements between our management and the auditor regarding financial disclosure) for the purpose of preparing or issuing an audit report or related work. The audit committee also reviews and evaluates our internal control functions. The members of the committee are Arthur Kelly, as chairman, and Richard Proulx. We have adopted a charter for the audit committee.

Audit committee members shall meet the requirements of the National Association of Securities Dealers and the criteria set forth below. The audit committee shall be comprised of two or more directors as determined by the board of directors, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his independent judgment. All members of the audit committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the audit committee shall have accounting or related financial management expertise.

Specifically,  the  audit  committee:

- Review and reassess the adequacy of its charter at least annually. Submit the charter to the board of directors for approval and have the document published at least every three years in accordance with the Securities and Exchange Commission regulations.

- Review our annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

- In consultation with the management and the independent auditors, consider the integrity of Global Wataire's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management's responses including the status of previous recommendations.

- The independent auditors are ultimately accountable to the audit committee and the board of directors. The audit committee shall review the independence and performance of the auditors and annually recommend to the board of directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

- Approve the fees and other significant compensation to be paid to the independent auditors.

- On an annual basis, the audit committee should review and discuss with the independent auditors all significant relationships they have with Global Wataire that could impair the auditors' independence.

- Review the independent auditors' audit plan, and discuss scope, staffing, locations, reliance upon management and internal audit and general audit approach.

- Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with the American Institute of Certified Public Accountants Statement of Auditing Standards No. 61.

- Consider the independent auditors' judgment about the quality and appropriateness of our accounting principles as applied in its financial reporting.

The members of the audit committee are independent as defined under Rule 4200(a)(15) of the NASD's listing standards.

Our board of directors has determined that Mr. Kelly is a financial expert. In addition, Mr. Kelly is independent, as that term is used in Item 7(d)(3)(iv) of
Schedule 14A under the Securities Exchange Act of 1934. In order to be considered to be independent, a member of an audit committee of a listed issuer that is not an investment company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee:

- Accept directly or indirectly any consulting, advisory, or other compensatory fee from the issuer or any subsidiary thereof, provided that, unless the rules of the national securities exchange or national securities association provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the listed issuer (provided that such compensation is not contingent in any way on continued service); or

-  Be  an  affiliated  person  of  the  issuer  or  any  subsidiary  thereof.

As defined by the Exchange Act, an audit committee financial expert means a person who has the following attributes:

- An understanding of generally accepted accounting principles and financial statements;

- The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

- Experience in preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities;

- An understanding of internal controls and procedures for financial reporting; and

-  An  understanding  of  audit  committee  functions.

Mr. Kelly has acquired the status of financial expert through experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions, and overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, our directors and certain of our officers, and persons holding more than 10 percent of our common stock are required to file forms reporting their beneficial ownership of our common stock and subsequent changes in that ownership with the United States Securities and Exchange Commission. Such persons are also required to furnish Global Wataire with copies of all forms so filed. Based solely upon a review of copies of such forms filed on Forms 3, 4, and 5, and amendments thereto furnished to us, we believe that as of the date of this report, our executive officers, directors and greater than 10 percent beneficial owners complied on a timely basis with all Section 16(a) filing requirements.

CODE OF ETHICS

We have adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The code of ethics is designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by Global Wataire; Compliance with applicable governmental laws, rules and regulations; the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and accountability for adherence to the code.

CODE OF ETHICS FOR SENIOR EXECUTIVE OFFICER AND SENIOR FINANCIAL OFFICERS

In addition to the Code of Business Conduct and Ethics of Global Wataire Inc (the "Company") that apply to all employees and directors of the Company, the CEO and all financial officers, including the principal financial officer and the principal accounting officer, are bound by the provisions set out below. Collectively the Officers of the Company to whom this Code of Ethics applies are called "the Officers".

     1. The Officers are responsible for full, fair, accurate, timely and understandable disclosure in all periodic reports and financial disclosures required to be filed by the Company with the SEC or disclosed to shareholders and/or the public.

     2. Therefore, the Officers shall immediately bring to the attention of the Audit Committee, [or Disclosure Compliance Officer], any material information of which the employee becomes aware that affects the disclosures made by the Company in its public filings and assist the Audit Committee [or Disclosure Compliance Officer] in fulfilling its responsibilities for full, fair, accurate, timely and understandable disclosure in all periodic reports required to be filed with the SEC.

     3. Each of the Officers shall immediately bring to the attention of the Audit Committee [or Disclosure Compliance Officer] any information he may have concerning:

                    (a) defects, deficiencies, or discrepancies related to the design or operation of internal controls which may affect the Company's ability to accurately record, process, summarize, report and disclose its financial data or

                    (b) any fraud, whether or not material, that involves management or other employees who have influential roles in the Company's financial reporting, disclosures or internal controls.

     4. The Officers shall promptly notify the Company's General Counsel, or the CEO as well as the Audit Committee of any information he or she may have concerning any violation of the Company's Code of Ethics, including any actual or apparent conflicts of interest between personal and professional relationships, involving any management or other employees who have a significant role in the Company's financial reporting, disclosures or internal controls.

     5. The Officers shall immediately bring to the attention of the General Counsel or the CEO and the Audit Committee any information he or she may have concerning evidence of a material violation of the securities or other laws, rules or regulation applicable to the Company and the operation of its business, by the Company or any agent of the Company.

     6. The Board of Directors shall determine, or designate appropriate persons to determine, the appropriate actions to be taken in the event of a reported violation of the Code of Ethics. The actions taken shall be designed to deter wrongdoing and to promote accountability for adherence to the Code of Ethics. Such action may include a written notice to the individual involved that the Board has determined that there has been a violation, censure by the Board, demotion or re-assignment of the individual involved, suspension without pay or benefits (as determined by the Board) and termination of employment. In determining what action should be taken, the Board, or its designee, shall take into account all relevant information, including the nature and severity of the violation, whether the violation was a single occurrence or repeated occurrences, whether the violation appears to have been intentional or inadvertent, whether the individual in question had been advised prior to the violation as to the proper course of action and whether or not the individual in question has committed other violations in the past.

We will provide to any person without charge, upon request, a copy of our code of ethics. Any such request should be directed to our corporate secretary at 534 Delaware Avenue, Suite 412, Buffalo, New York 14202, telephone (716) 332 7150.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning stock ownership of all persons known by us as of September 28, 2007 to own beneficially five percent (5%) or more of the outstanding Common Stock, each director and certain executive officers and directors as a group, and as adjusted to reflect the sale of the total amount of Shares offered hereby.

-----------------------------------------------------------------------------------------------------
                                        SHARES OF COMMON STOCK            SHARES OF PREFERRED STOCK
NAME OF BENEFICIAL OWNER (1)            BENEFICIALLY OWNED (2)             BENEFICIALLY OWNED (2)
-----------------------------------------------------------------------------------------------------
                                       Number           Percent           Number             Percent
Betty-Ann Harland (3) (6) (7)             0               0%             1,000,000             100%
Betty-Ann Harland (4) (6) (7)             0               0%              66,000               65%
Betty-Ann Harland (5) (6) (7)         5,000,000         38.94%               0                  0%
Sydney A. Harland (6)                     0               0%                 0                  0%
Edmund Gorman                             0               0%                 0                  0%
Robert Glassen                            0               0%                 0                  0%
Arthur N. Kelly                           0               0%                 0                  0%
Richard Proulx                            0               0%                 0                  0%
Mark Hollingworth                         0               0%                 0                  0%
ALL DIRECTORS AND EXECUTIVE
OFFICERS AS A GROUP (4 IN NUMBER)         0               0              1,066,000
-----------------------------------------------------------------------------------------------------

     (1) Unless otherwise indicated, the address for each of these stockholders is c/o Global Wataire, 534 Delaware Avenue, Suite 412, Buffalo, New York 14202. Also, unless otherwise indicated, each person named in the table above has the sole voting and investment power with respect to our shares of common stock which he beneficially owns.
     (2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. As of the date of this report, there were issued and outstanding 12,839,360 shares of our common stock, 66,000 shares of our Series A preferred stock, 1,000,000 shares of our Series B preferred Stock and 0 of our Series C preferred stock.
     (3)  Series  B  preferred  stock.
     (4)  Series  A  preferred  stock.
     (5)  Common  Stock
     (6)  Mr.  Harland  and  Ms.  Harland  are  married.
     (7) Betty-Ann Harland is chairman of our board of directors. She holds 5,000,000 shares of our common stock, 65,000 shares of our Series A preferred stock and 1,000,000 shares of our Series B preferred stock, the ownership of which gives her the power to vote 518,000,000 shares of our common stock, which number exceeds the majority of the issued and outstanding shares of the common stock on the date of this report.

Other than stated above, there are no arrangements, known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of Global Wataire. There are also no arrangements or understandings among members of both the former and the new control groups and their associates with respect to election of directors or other matters.

CONVERSION OF PREFERRED SHARES TO COMMON STOCK

During the period ended, Betty-Ann Harland converted 25,000 shares of Class A Preferred Stock into 5,000,000 Shares of Common Stock. Additionally, other stockholders of the Company also converted 9,000 shares of Class A Preferred Stock into 1,800,000 Shares Common Stock during the period ended. In connection with the cancelled Wataire license agreement, Mrs. Harland was re-issued 25,000 Class A Preferred Stock on March 7, 2007.

                            DESCRIPTION OF SECURITIES
COMMON  STOCK

On December 9, 2004, the Company amended the articles of incorporation to increase the authorized shares of common stock from 50,000,000 to 800,000,000 and authorized up to 100,000,000 shares of all classes of Preferred Stock.

PREFERRED  STOCK

On December 9, 2004, the Company established a series of Preferred Stock, Class A, $0.001 Par Value. The Company is authorized to issue 1,000,000 shares of Preferred Stock, Class A, with each share carrying 200 to 1 voting rights and convertible into common stock on a 200 for 1 basis.

In April 2005, the Company established a series of Preferred Stock, Class B, $0.001 Par Value. The Company is authorized to issue 5,000,000 shares with each share carrying 500 to 1 voting rights and not convertible into common stock.

Preferred Stock, Class C, $0.001 Par Value. The Company is authorized to issue 15,000,000 shares with each share carrying 1 to 1 voting rights and convertible into common stock on a 1 for 1 basis.

In May 2006, the Company established a series of Preferred Stock, Class D, $0.001 Par Value. The Company is authorized to issue 13,000,000 shares with each share carrying 3 to 1 voting rights and convertible into common stock on a 3 for 1 basis.

REGULATION  S  SHARES

On January 26, 2007, the Company issued a press release announcing that they had launched a $5,000,000 equity offering on the Berlin Stock Exchange. The company is offering for sale 10,000,000 shares at a price of $0.50 per share and if completely subscribed will yield $5,000,000. This offering is on a best effort basis. As of May 31, 2007, 5,258,789 shares had been sold and 1,800,000 shares issued in exchange for financial services rendered. Net proceeds from the sale of stock were $518,788.

INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Rotenberg & Co., LLP to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

    DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                  LIABILITIES

Our articles of incorporation and bylaws allow us to indemnify our officers and directors up to the fullest extent permitted by Nevada law, but such indemnification is not automatic. Our bylaws provide that indemnification may not be made to or on behalf of a director or officer if a final adjudication by a court establishes that the director or officer's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.

Unless limited by our articles of incorporation (which is not the case with our articles of incorporation) a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defence of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

We have been advised that, in the opinion of the SEC, this type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defence of any action, suitor proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will submit the question of whether indemnification by us is against public policy to an appropriate court and will be governed by the final adjudication of the case.

                            DESCRIPTION OF BUSINESS

We provide both advisory and transactional services to help business owners develop and implement the business strategies necessary to achieve their financial objectives. Our participation is relationship driven and seeks exclusive engagements that will enable both the client and Global Wataire, Inc. ("Global Wataire" or the "Company") to achieve superior results, positive cash flow and better than market returns from their businesses. We bring together the expertise of an experienced team of professionals dedicated to developing the right strategies for our clients to get the funding they need to succeed. Our team of professional and associates are committed to being strategic partners of our clients both now and in the future as they grow and prosper.

We will help our client companies and their owners identify and prioritize those business strategies most critical to sustained success. Our goal is to support the needs of emerging high potential growth private companies to help them become successful, working together as a team. Our goal is not to deal with a large volume of start up enterprises. We will focus only on what we feel are viable, sustainable companies that have a high potential to succeed well into the future and benefit by having an equity interest in that success. Towards this goal, we provide our clients with access to centralized services, including assistance in the areas of strategy, planning, finance, systems, accounting, and human resources. This means we will selectively target only quality ventures that we feel, with our assistance, can obtain the capital they need to succeed.

We will seek out, investigate and, if warranted, acquire an interest in business opportunities presented to us by companies that seek strategic assistance and the advantages of a corporation that is a registered publicly traded company with access to the public capital markets.

We will not restrict our search to any specific business, industry or geographical location and we may participate in a business venture of virtually any kind or nature. We will seek business opportunities with entities which are in the development stage, have recently commenced operations or with established companies that wish to take advantage of the capital markets to raise additional funding to expand into new products or markets or for other corporate development purposes. We may establish subsidiaries to acquire businesses or acquire existing companies as subsidiaries. In short, we plan to identify emerging companies with exceptional promise and, with the our help, incubate them into successful stand alone enterprises

As part of our investigation of potential business opportunities our management will meet, interview and scrutinize the management and key personnel, visit and inspect facilities; verify and analyze information obtained, seek the advice of industry experts and use our financial resources and management expertise to perform rigorous due diligence to critically evaluate the strengths and weaknesses of the candidate business with the goal of eliminating candidates that do not have the likelihood of success we seek. The manner in which we participate in an opportunity will depend on the nature of the opportunity, the respective needs of the parties and what it will take to make the venture a success.

We intend to concentrate on candidate opportunities brought to us by our officers, directors, by our shareholders and their respective contact networks. In analyzing prospective business opportunities, we will scrutinize all relevant factors, such as the market, future prospects, the quality and depth of management, technical resources; working capital and other financial needs; history of operations, if any; nature of present and expected competition, etc. We will not acquire or merge with any company for which audited financial statements cannot be obtained within 71 days after closing of the proposed transaction, as required by the Securities Exchange Act of 1934, as amended.

We were formerly known as International Development Corp., a Nevada corporation. Moreover, International Development Corp. was formerly known as Ozolutions, Inc., a Delaware corporation. We changed our name from Ozolutions, Inc. to International Development Corp. and our state of domicile on December 9, 2004. On April 14, 2006, we changed our name to Global Wataire, Inc.

Our previous business, conducted through our wholly owned subsidiary, Freshwater Technologies, Inc., now known as DigiTar, Inc., had been that of international marketing and distribution of water purification systems using ultraviolet, ozone and water activator technology. The markets we primarily targeted were located in the United States, Canada, Mexico, Costa Rica, Peru, and Panama.

On June 25, 2007, the Board of Directors decided that the Company name be changed to Global Earth Energy, Inc. to reflect the change of the Company's core business and the Companies new direction. Accordingly, the Company's name is in the process of being changed.

BIO-DIESEL

In keeping with our new business strategy, we entered into a letter of intent with NexGen Bio Energy, LLC.,(NexGen) of Marion, Ohio with respect to a proposed transaction in which Global, or its subsidiary, will purchase from NexGen a 4 million gallon per year, automated, continuous flow, programmable logic controlled, biodiesel production plant designed by Biodiesel Technologies, Inc. and manufactured by Total Energy Resources, Inc, both of Tulsa, OK. After additional investigation we deemed more expedient to acquire biodiesel production plants directly for the manufacturer. The biodiesel plant, designated a BPU400, is to be installed in a biodiesel plant at a plant to be acquired by us in either North Carolina or an adjacent State. Biodiesel is an alternative fuel produced from agricultural products that can be used in a blend with petrodiesel to reduce vehicle emissions or with some minor engine modifications used as a stand-alone fuel.

The emphasis on biodiesel as an alternative to fossil fuels is driven by two primary goals.

- Reduce dependence on imported oil, thereby improving national fuel security.
- Reduce emissions of greenhouse gases that contribute to global warming and the resulting negative impact on the environment. It is intended that this plant will be the first in series of investments in the biodiesel production industry.

It is our intent to increase our biodiesel production to over 50 million gallons, plus, over the next three years. The Company is entering the biodiesel production business because the demand for has seen an exponential growth in the past 7 years; biodiesel sales of 250 million gallons in 2006 were 500 times greater than the 500,000 gallons sold in 1999.

This phenomenal growth has occurred due to a number of factors. After initial interest in biodiesel resulting from sharp increases in petroleum prices in the 1970s, biodiesel's higher cost delayed large-scale adoption of biodiesel until recent years. As petroleum prices have increased significantly in the past five years, the price differential has narrowed. At the same time significant advances in biodiesel manufacturing technology have significantly reduced the cost of production. The convergence of the narrowed cost differential, concerns over dependence on imported oil, federal mandates to reduce greenhouse gas emissions, and federal and state government incentives for producers and users has resulted in renewed interest in-and an exponential increase in demand for--biodiesel.

In 2005, 40 billion gallons of diesel fuel was consumed in the US, of which only
7.5 million was biodiesel, representing .1875% of the total. Since most diesel vehicles can utilize 20 precent biodiesel with no modifications, the potential market for diesel burning vehicles would be 8 billion gallons annually or 107 times the amount of biodiesel consumed two years ago.

MANAGEMENT  CONSULTING

On March 15, 2007, we entered into consulting agreements with American Resources Petroleum Company and United States Gold Corporation both of Sandy, Utah to provide financial management and business development services to these companies to assist them in expand their businesses. We are also performing due diligence on other companies in the commercial real estate, energy and precious metals industries with the goal of entering into organization development agreements with them

EMPLOYEES

Currently, we have three employees. As we grow, we will need to attract an unknown number of additional qualified employees. Although we have experienced no work stoppages and believe our relationships with our employees are good, we could be unsuccessful in attracting and retaining the persons needed. None of our employees are currently represented by a labor union.

We presently maintain our principal offices at 534 Delaware, Suite 412 Buffalo, New York 14202. Our phone number is (716) 332-7150.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

FORWARD-LOOKING INFORMATION

Much of the discussion in this Item is "forward looking." Actual operations and results may materially differ from present plans and projections due to changes in economic conditions, new business opportunities, changed business conditions, and other developments. Other factors that could cause results to differ materially are described in our filings with the Securities and Exchange Commission.

The following are factors that could cause actual results or events to differ materially from those anticipated, and include, but are not limited to general economic, financial and business conditions, changes in and compliance with governmental laws and regulations, including various state and federal environmental regulations, our ability to obtain additional financing from outside investors and/or bank and mezzanine lenders; and our ability to generate sufficient revenues to cover operating losses and position us to achieve positive cash flow.

Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. We believe the information contained in this Report to be accurate as of the date hereof. Changes may occur after that date. We will not update that information except as required by law in the normal course of its public disclosure practices.

Additionally, the following discussion regarding our financial condition and results of operations should be read in conjunction with the financial statements and related notes contained.

RESULTS OF OPERATIONS

             THREE MONTHS ENDED MAY 31, 2007 (FISCAL 2007) COMPARED
              TO THE THREE MONTHS ENDED MAY 31, 2006 (FISCAL 2006).

For the three months ended May 31, 2007 and 2006 the company had no sales. Net loss for the three months ended May 31, 2007 was $ 180,981 compared to net loss of $ 127,290 for the three months ended May 31, 2006.

Operating expenses decreased by $ 11,927 for the third quarter of our current fiscal year from $ 127,290 for the three months ending May 31, 2006 to $115,363. The decrease in expenses can be attributed to a decrease in consulting fees of $3,000, and a decrease of $13,303in general and administrative expenses. An increase in interest expense of $ 4376 is due to the Company having no revenues, as cash flow of the Company is dependent on the Directors and the issuance of common stock pursuant to the Company's Reg S common stock offering in Europe. However, the increase in the net loss from operations for the third quarter is principally due to canceling the plan to acquire the business assets of DigiTar, Inc., resulting in a charge against operations of $65,618.

For the nine months ended May 31, 2007 and 2006 the company had no sales. Net loss for the nine months ended May 31, 2007 was $407,860 compared to net loss of $153,883 for the nine months ended May 31, 2006.

Expenses have decreased by $6,383 for the first nine months of our current fiscal year from $348,625 for the nine months ended May 31, 2006 to $342,242 for the nine months ended May 31, 2007. The decrease can be attributed to a decrease in consulting fees of $9,000, and decrease in general and administrative expenses of $13,233. An increase in interest expenses of $15,850 is due to the company having no revenues, therefore due to Directors has increased by $5,436 as cash flow of the company is dependent on Directors and the proceeds of common stock sales from the Company's Reg. S stock offering in Europe. The increase in loss from operations for the nine months ended May 31, 2007 is principally due to canceling the plan to acquire the business assets of DigiTar, Inc., resulting in a charge against operations of $65,618.

LIQUIDITY  AND  CAPITAL  RESOURCES

Our operations generated no cash for the three months ended. All payments of expenses or accounts payable were paid by our Directors on behalf of the Company and from the net proceeds of the sale of common stock pursuant from the Company's Reg S common stock offering, which amounted to $518,787.

We estimate our business operational expenses during the next 12 month will be approximately $2.5 million.

As discussed by our accountants in the unaudited financial statements of this Report, our revenues are currently insufficient to cover our costs and expenses.

Directors and shareholders continue to provide us the funds needed to continue our development and operations. To the extent our revenue shortfall exceeds the willingness and ability of our directors and shareholders and the selling of our shares to continue providing us the funds needed, we anticipate raising any necessary capital from outside investors coupled with bank or mezzanine lenders.

We anticipate that our current financing strategy of private debt, including additional funds from our directors and existing shareholders, and equity offerings will meet our anticipated objectives and business operations for the next 12 months. Subject to our ability to obtain adequate financing at the applicable time, we may enter into definitive agreements on one or more of those opportunities.

RECENT  DEVELOPMENTS

Recent  developments  are  as  follows:

The Company continues to pursue its new business strategy of providing advisory and transactional services to help high potential emerging companies develop and implement the strategies they need to obtain the capital required to be successful and to continue into the future as equity partners and strategic advisors with those companies. We would expect to derive revenue from consulting and transactional fees charged our clients and outside investors. However, our principal source of revenue is expected from returns on the equity we retain in our client companies once they obtain adequate funding, either in the form of share appreciation or profit sharing agreements or both, as the case may be. Expanding on our new strategy of being an equity partner in high potential industries, on June 24 the Company entered into a letter of intent with NexGen Bio Energy, LLC.,(NexGen) of Marion, Ohio with respect to a proposed transaction in which the Company, or its subsidiary, will purchase from NexGen a 4 million gallon per year, automated, continuous flow, programmable logic controlled, biodiesel production plant. After additional investigation we deemed it more expedient to acquire biodiesel production plants directly form the manufacturer. The biodiesel plant, designated a BPU400, is to be installed in a biodiesel plant at a plant to be acquired by us in either North Carolina or an adjacent State. Biodiesel is an alternative fuel produced from agricultural products that can be used in a blend with petrodiesel to reduce vehicle emissions or with some minor engine modifications used as a stand-alone fuel. Also in keeping with our new strategy, the Company is continuing due diligence on other promising companies in the energy, precious metals and commercial real estate industries.

On July 27, 2006 Global Wataire, Inc. (a Nevada corporation) and its wholly-owned subsidiary, DigiTar, Inc. entered into an agreement with DigiTar Inc. (A Wyoming corporation), whereby Global would purchase substantial all of the business assets of DigiTar, Inc. ( Wyoming) The terms of certain key documents necessary to complete the purchase of DigiTar Inc.'s (Wyoming) assets could not been agreed to by the parties and the parties could not resolve their differences as to the terms of the planned acquisition of DigiTar Inc.'s ( Wyoming) business. Consequently on June 28, 2007, Global Wataire, Inc., its wholly-owned subsidiary, DigiTar, Inc (Wyoming), rescinded the proposed transaction and cancelled the planned acquisition of DigiTar Inc.'s (Wyoming) business. Global Wataire, Inc., its wholly-owned subsidiary, DigiTar, Inc. (Nevada) will seek to recover the monies advanced during the negotiations to DigiTar Inc. (Nevada) for working capital in the amount of approximately $50,000.

OFF-BALANCE  SHEET  ARRANGEMENT

None.

      COMPARISON OF CONSOLIDATED RESULTS OF OPERATIONS FOR THE YEARS ENDED
                      AUGUST 31, 2006 AND AUGUST 31, 2005

Due to the Sale of Freshwater Technologies, revenues for both of the years ended August 31, 2006 and 2005, were $0. Cost of goods sold was $0 and $586 for the years ending August 31, 2006 and 2005, respectively. Gross profit was $0 and ($586) for fiscal 2006 and 2005, respectively.

The net loss for the year ended August 31, 2006 was $198,378 compared to a net loss of $1,131,000 for the year ended August 31, 2005. Expenses for the year ended August 31, 2006 decreased $528,854 over the year ended August 31, 2005. Decreases in consulting expenses of $111,007, general and administrative costs of $1,186, marketing expenses of $125,000 and restructuring expenses of $305,000 can be directly attributable to the costs involved in the decision to market water purification and activation products through our wholly-owned subsidiary, Freshwater Technologies, Inc. Interest expense for the year ended August 31, 2006 increased $13,000 over fiscal 2005 as a result of the increase in the outstanding balances owing to directors and a stockholder.

For the years ended August 31, 2006 loss from discontinued operations was $0 as compared to $143,000 for the year ended August 31, 2005. As mentioned above, this was a direct result of the sale of Freshwater Technologies which was a gain to the company of $194,742 for the year ended August 31, 2006. A gain on the sale of the company's subsidiary stock investment in Atlantic of $65,618, also contributed to reducing the net loss for the year ended August 31, 2006.

LIQUIDITY  AND  CAPITAL  RESOURCES

    COMPARISON FOR THE FISCAL YEARS ENDED AUGUST 31, 2006 AND AUGUST 31, 2005

Our operations used approximately $328,000 in cash during the year ended August 31, 2006. Cash required during the year ended August 31, 2006 came principally from the proceeds from director and stockholder advances of $328,000.

In pursuing our marketing and sale of our products under our new business plan, we estimate our operational expenses during the next 12 months will be approximately $2,500,000.

As discussed by our accountants in the audited financial statements included in this report, our revenues are currently insufficient to cover our costs and expenses and our lack of sources of revenue raise substantial doubts about our ability to continue as a going concern.

Pursuant to this report, we are attempting to raise additional capital. In addition, certain of our directors and stockholders may continue to provide Global Wataire with the funds needed to continue our development and operations. To the extent our revenue shortfall exceeds our capital raising efforts and the willingness and ability of our directors and stockholders to continue providing Global Wataire the funds needed, we anticipate raising any necessary capital from other outside investors coupled with bank or mezzanine lenders. As of the date of this report, we have not entered into any negotiations with any third parties to provide such capital.

We anticipate that our current financing strategy of private debt and equity offerings will meet our anticipated objectives and business operations for the next 12 months. Subject to our ability to obtain adequate financing at the applicable time, we may enter into definitive agreements on one or more of those opportunities.

APPLICATION  OF  CRITICAL  ACCOUNTING  POLICIES

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States. Preparing financial statements requires management to make estimates and assumptions that impact the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies. Critical accounting policies include revenue recognition and impairment of long-lived assets.

We recognize revenue in accordance with Staff Accounting Bulletin No.101, "Revenue Recognition in Financial Statements." Sales are recorded when products are shipped to customers. Provisions for discounts and rebates to customers, estimated returns and allowances and other adjustments are provided for in the same period the related sales are recorded.

We evaluate our long-lived assets for financial impairment on a regular basis in accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" which evaluates the recoverability of long-lived assets not held for sale by measuring the carrying amount of the assets against the estimated discounted future cash flows associated with them. At the time such evaluations indicate that the future discounted cash flows of certain long-lived assets are not sufficient to recover the carrying value of such assets, the assets are adjusted to their fair values.

STOCK-BASED  COMPENSATION

In December 2002, the FASB issued SFAS No. 148 - "Accounting for Stock-Based Compensation - Transition and Disclosure." This statement amends SFAS No. 123 - "Accounting for Stock-Based Compensation," providing alternative methods of voluntarily transitioning to the fair market value based method of accounting for stock based employee compensation. FAS 148 also requires disclosure of the method used to account for stock-based employee compensation and the effect of the method in both the annual and interim financial statements. The provisions of this statement related to transition methods are effective for fiscal years ending after December 15, 2002, while provisions related to disclosure requirements are effective in financial reports for interim periods beginning after December 31, 2002.

We elected to continue to account for stock-based compensation plans using the intrinsic value-based method of accounting prescribed by APB No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Under the provisions of APB No. 25, compensation expense is measured at the grant date for the difference between the fair value of the stock and the exercise price.

                             CONTROLS AND PROCEDURES

Evaluation of disclosure controls and procedures
------------------------------------------------

Under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, we conducted an evaluation of our disclosure controls and procedures, as such term is defined under Rule 13a-15(e) and Rule 15d-15(e) promulgated under the Securities Exchange Act of 1934, as amended (Exchange Act), as of September 28, 2007. Based on this evaluation, our principal executive officer and principal financial officer have concluded that our disclosure controls and procedures are effective to ensure that information required to be disclosed by us in the reports we file or submit under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the Securities and Exchange Commission's rules and forms and that our disclosure and controls are designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is accumulated and communicated to our management, including our principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure

Changes in internal controls
----------------------------

There were no changes (including corrective actions with regard to significant deficiencies or material weaknesses) in our internal controls over financial reporting that occurred during the quarter ended June 30, 2007 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

                             DESCRIPTION OF PROPERTY

Our corporate office is located at 534 Delaware Avenue, Suite 412, Buffalo, New York 14202, which we rent at the rate of $250.00 per month. In addition, we use approximately 400 square feet of office space at 5050 DeSorel, Suite 110
Montreal, Quebec, Canada H4P 1G5. We believe that all of our facilities are adequate for at least the next 12 months. We expect that we could locate other suitable facilities at comparable rates, should we need more space.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

On September 23, 2004, Betty-Ann Harland acquired 15,000,000 shares of our common stock, which represented 30.51 percent (30.51%) of our issued and outstanding common stock. Ms. Harland paid the sum of $25,000 for the shares. In January 2005, the 15,000,000 common shares were exchanged for 1,000,000 shares of our Series A preferred stock. In July 2005, our board of directors approved the surrendering and cancellation of 900,000 shares of Series A preferred stock held by Ms. Harland. In July, 2005, our board authorized the issuance of 1,000,000 shares of Series B preferred stock to Ms. Harland in consideration of $1,000 and the surrender of 900,000 shares of our Series A preferred stock.

On January 11, 2006, we executed and closed an Asset Sale Agreement with Max Weissengruber, our president, chief operations officer and a director, and D. Brian Robertson, our chief financial officer, with respect to the purchase of certain assets of Freshwater Technologies, Inc., our wholly-owned subsidiary. Our board of directors approved of the sale to Messrs. Weissengruber and Robertson on September 29, 2005, and as modified, on January 6, 2006.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Since April 17, 2006, following the change in our corporate name from International Development Corp. to Global Wataire, Inc., our common stock has been quoted on the OTC Bulletin Board under the symbol "GWTE.OB." Beginning in July 2001, until December 9, 2004, our symbol was "OZLU.OB." When we changed our corporate name from Ozolutions, Inc. to International Development Corp. on December 9, 2004, our symbol changed to "IDVL.OB." The following table sets forth, for the fiscal quarters indicated, the high and low bid prices. These quotations reflect the closing inter-dealer prices, without mark-up, mark-down or commission, and may not represent actual transactions. In reviewing the quotations, you should take into account that our common stock was the subject of a one for 1,000 reverse split on April 14, 2006. See "Description of Business." The effect of the reverse split was that our shares following the reverse split on April 14, 2006 are quoted at a price, which should be higher than that which obtained before the reverse split.

There is no trading market for the shares of our preferred stock and we have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the board deem relevant.

                             EXECUTIVE COMPENSATION

The following table provides certain summary information concerning the compensation earned by the named executive officers (determined as of the end of the last fiscal year) for services rendered in all capacities to Global Wataire and our subsidiaries for the fiscal years ended August 31, 2006, 2005 and 2004.

                  ANNUAL COMPENSATION                                        Long Term Compensation
NAME                                                            RESTRICTED   SECURITIES
AND                                             OTHER ANNUAL    STOCK        UNDERLYING   LTIP
PRINCIPAL                                       COMPENSATION    AWARD(S)     OPTIONS/S    PAYOUTS
POSITION          YEAR     SALARY($)  BONUS($)  ($)             ($)          ARS ($)      ($)
SYDNEY             2006        0         0          0                0            0           0
HARLAND            2005        N/A       N/A        N/A              N/A          N/A         N/A
(2),CHIEF        -----------------------------------------------------------------------------------
EXECUTIVE          2004        N/A       N/A        N/A              N/A          N/A         N/A
OFFICER AND
DIRECTOR
====================================================================================================
BETTY              2006        0         0          $232,000         0            0           0
HARLAND            2005        0         0          $251,667         0            0           0
(1),             -----------------------------------------------------------------------------------
DIRECTOR           2004        0         0          N/A              0            0           0

====================================================================================================
MAX                2006        0         0          0                N/A          0           0
WEISSENGRUBER      2005        0         0          $94,974          N/A          0           0
(3) PRESIDENT,     2004        0         0          0                0            0           0
COO &
DIRECTOR

====================================================================================================
EDMUND             2006        N/A       N/A        N/A              N/A          N/A         N/A
GORMAN             2005        N/A       N/A        N/A              N/A          N/A         N/A
(2)CHIEF           2004        N/A       N/A        N/A              N/A          N/A         N/A
FINANCIAL
OFFICER

D. BRIAN           2006        N/A       N/A        N/A              N/A          N/A         N/A
ROBERTSON (3)      2005        0         0          $94,974          N/A          0           0
CHIEF              2004        0         0          N/A              N/A          0           0
FINANCIAL
OFFICER

(1)  Ms. Harland's  employment  contract  commenced  on  October  1,  2004.
(2)  Messrs.  Harland  and  Gorman  employment contracts commenced on August 22,
     2007.
(3)  Mr. Robertson's  and Mr. Weissengruber's contracts were terminated in 2006.

We have no long-term incentive compensation plan for our executive officers and employees. In addition, we do not award stock appreciation rights or long term incentive plan pay-outs.

OPTIONS GRANTED TO EMPLOYEES IN FISCAL 2006

No stock options were granted to executive employees during fiscal year ended August 31, 2006.

COMPENSATION OF DIRECTORS

In the fiscal year ended August 31, 2006, we paid no compensation to our directors for their services as directors. . On the 25th of June 2007 the Company granted options to acquire 500,000 shares of the Company's common stock to each member of the Board of Directors at the prevailing quoted price on the Over the Counter Big Board as of the date.

EMPLOYMENT AGREEMENTS

On October 1, 2004, we executed an agreement with Ms. Harland whereby she would perform various consulting services to Global Wataire for a period of five years commencing on October 1, 2004. We agreed to pay Ms. Harland the sum of $220,000 annually, at the rate of $18,333.33 monthly. Our board of directors will review this fee from time to time. In addition, Ms. Harland was granted a $50,000 signing bonus and is entitled to a bonus of up to 50 percent of her annual compensation if and when granted by our board of directors subject to the achievement of annual performance criteria as approved by the board. Ms. Harland's duties include (i) execution of our business plan and implementing controls and procedures to ensure structured growth; (ii) identification and performance of due diligence of potential merger and acquisitions targets for our board of directors to review; (iii) developing customer relations and awareness; (iv) developing and maintaining government public relations; and (v) any other duties as determined by our board of directors.

On August 1, 2007 we entered into a management agreement with Edmund J Gorman. Under the terms of the agreement, Mr. Gorman will serve as our Secretary & chief financial officer. The agreement has a two year term expiring August 1, 2009 and pays $150,000 per year. He is entitled to receive $500.00 per month towards his health and dental insurance, subject to an annual review by our board of directors. Mr. Gorman is also entitled to a cash or stock bonus of up to 50% of his annual compensation based on annual performance criteria established annually by our board of Directors. He is also allowed to participate in the company's stock option plan. The Company can terminate this agreement at any time upon the payment of two times Mr. Gorman's then-existing compensation

On August 1, 2007 we entered into a management agreement with Ameri-can Equipment Sales and Leasing. Under the terms of the agreement, Mr. Harland, president of Ameri-can Equipment Sales and Leasing, will provide employment services as our president and chief executive officer. The agreement has a five year term expiring August 1, 2012 and pays Mr. Harland $220,000 per year plus he is entitled to receive an allowance of $15,000.00 annually for family health and dental benefits subject to an annual review by our board of directors. Mr. Harland is also entitled to a cash bonus of up to 50 percent of his base compensation and he is also entitled to participate in the company's stock option plan based on annual performance criteria established by the board of directors. In addition, Mr. Harland will receive a monthly automobile allowance of $1,000. The Company can terminate this agreement at any time upon the cash payment of two times Mr. Harland's then-existing compensation, plus $1,000,000.

ITEM  23.     CHANGES  IN  AND  DISAGREEMENTS  WITH  ACCOUNTANTS

None.


                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as apart of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders

FINANCIAL STATEMENTS
                                                      GLOBAL WATAIRE, INC.
                                                INDEX TO FINANCIAL STATEMENTS


                                                                                                            Page
FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDING MAY 31, 2007:

  Consolidated Balance Sheets as of May 31, 2007 (unaudited) and August 31, 2006                             F-2

  Consolidated Statements of Operations for the nine months ended May 31, 2007 and 2006 (unaudited).         F-3

  Consolidated Statements of Cash Flows for the nine months ended May 31, 2007 and 2006 (unaudited)    F-4 - F-5

  Notes to Consolidated Financial Statements                                                           F-5 - F-7

FINANCIAL STATEMENTS FOR THE YEAR ENDING AUGUST 31, 2006:

  Report of Independent Registered Public Accounting Firm                                                    F-8

  Consolidated Balance Sheets as of August 31, 2006 and August 31, 2005                                      F-9

  Consolidated Statements of Changes in Stockholders' Equity (Deficiency) for the years ended
    August 31, 2006 and 2005                                                                                F-10

  Consolidated Statements of Operations for the years ended August 31, 2006 and 2005                        F-11

  Consolidated Statements of Cash Flows for the years ended August 31, 2006 and 2005                 F-12 - F-13

  Notes to Consolidated Financial Statements                                                         F-14 - F-21

GLOBAL WATAIRE CONSOLIDATED BALANCE SHEETS
===================================================================================================
                                                                         (UNAUDITED)
                                                                           MAY 31,       August 31,
                                                                             2007           2006
---------------------------------------------------------------------------------------------------
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents                                                $   139,819   $         -

OTHER ASSETS
Loan Receivable                                                               50,000             -
Investment                                                                         -        65,618
---------------------------------------------------------------------------------------------------

TOTAL ASSETS                                                             $   189,819   $    65,618
===================================================================================================

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts Payable                                                         $   138,051   $   157,253
Accrued Expenses                                                              10,325        18,500
Due to Directors                                                             495,717       490,281
---------------------------------------------------------------------------------------------------

TOTAL LIABILITIES                                                            644,093       666,034
---------------------------------------------------------------------------------------------------

STOCKHOLDERS' DEFICIT
Common Stock:  $.001 Par; 800,000,000 Shares Authorized;
              15,839,360 and 483,404, Issued and 12,839,360                   15,839           484
              and 483,404 Outstanding, respectively
Common Stock, Class B:  $.001 Par; 50,000 Shares Authorized;
              -0- Issued and Outstanding                                          --            --
Preferred Stock, Class A:  $.001 Par; 1,000,000 Shares Authorized;
              66,000 and 100,000 Issued and
              Outstanding, respectively                                           66           100
Preferred Stock, Class B:  $.001 Par; 5,000,000 Shares Authorized;
              1,000,000 Issued and Outstanding                                 1,000         1,000
Preferred Stock, Class C:  $.001 Par; 15,000,000 Shares Authorized;
              -0- Issued and Outstanding                                          --            --
Preferred Stock, Class D:  $.001 Par; 13,000,000 Shares Authorized;
              -0- Issued and Outstanding                                          --             -
Additional Paid-In Capital                                                 3,279,981     2,738,300
Accumulated Deficit                                                       (3,748,160)   (3,340,300)
Treasury Stock - 3,000,000 Shares at $.001 Par                                (3,000)            -
---------------------------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' DEFICIT                                                 (454,274)     (600,416)
---------------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                              $   189,819   $    65,618
===================================================================================================

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
========================================================================================================
                                                       THREE MONTHS ENDED          NINE MONTHS ENDED
                                                            MAY 31,                     MAY 31,
                                                   --------------------------  -------------------------

                                                       2007          2006         2007          2006
--------------------------------------------------------------------------------------------------------
REVENUES, NET                                      $         -   $         -   $        -   $         -

Cost of Goods Sold                                           -             -            -             -
--------------------------------------------------------------------------------------------------------

GROSS PROFIT                                                 -             -            -             -
--------------------------------------------------------------------------------------------------------

EXPENSES
Consulting Fees                                         55,000        58,000      165,000       174,000
General and Administrative                              48,918        62,221      142,027       155,260
Interest Expense                                        11,445         7,069       35,215        19,365
--------------------------------------------------------------------------------------------------------

TOTAL EXPENSES                                         115,363       127,290      342,242       348,625
--------------------------------------------------------------------------------------------------------

LOSS FROM OPERATIONS BEFORE
  IMPAIRMENT OF INVESTMENT
Reversal of Gain on Sale of Subsidiary
  Stock Investment                                      65,618            --       65,618             -
--------------------------------------------------------------------------------------------------------

LOSS BEFORE PROVISION FOR TAXES                       (180,981)     (127,290)    (407,860)     (348,625)

Provision for Taxes                                          -             -            -             -
--------------------------------------------------------------------------------------------------------

LOSS FROM OPERATIONS                                  (180,981)     (127,290)    (407,860)     (348,625)

DISCONTINUED OPERATIONS
Gain from Sale of Net Assets of
  Subsidiary, Net of Taxes                                   -             -            -       194,742
--------------------------------------------------------------------------------------------------------

NET LOSS FOR THE PERIOD                            $  (180,981)  $  (127,290)  $ (407,860)  $  (153,883)
========================================================================================================

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING -
  BASIC AND DILUTED                                 11,477,597       483,404    6,081,066       483,404

NET LOSS PER COMMON SHARE -
  BASIC AND DILUTED                                $     (0.00)  $     (0.00)  $    (0.00)  $     (0.00)
========================================================================================================

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
================================================================================
Nine Months Ended May 31,                                    2007        2006
--------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES

NET LOSS FOR THE PERIOD                                   $(407,860)  $(153,883)

NON-CASH ADJUSTMENTS:
Gain on Sale of Net Assets of Subsidiary                          -    (194,742)
Interest on Directors/Stockholder Loans                      35,215      19,365
Reversal of Gain on Sale of Subsidiary Stock Investment      65,618           -
CHANGES IN ASSETS AND LIABILITIES:
Accounts Payable                                            (19,202)         64
Accrued Expenses                                             (8,175)     75,213
--------------------------------------------------------------------------------

NET CASH FLOWS FROM OPERATING ACTIVITIES                   (334,404)   (253,983)
--------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
Loan Advance                                                (50,000)          -
--------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Issuance of Regulation S Shares               518,787           -
Advances from Directors                                       5,436     253,789
--------------------------------------------------------------------------------

NET CASH FLOWS FROM FINANCING ACTIVITIES                    524,223     253,789
--------------------------------------------------------------------------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                     139,819        (194)

Cash and Cash Equivalents - Beginning of Period                   -         194
--------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS - END OF PERIOD                 $ 139,819   $       -
================================================================================

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) - CONTINUED
==================================================================================
Nine Months Ended May 31,                                         2007       2006
----------------------------------------------------------------------------------
SUPPLEMENTAL DISCLOSURES
==================================================================================

Interest Paid                                                    $   -  $       -
Income Taxes Paid                                                $   -  $       -
==================================================================================


NON-CASH INVESTING AND FINANCING ACTIVITIES
==================================================================================

ACQUISITION OF MARKETING RIGHTS VIA ISSUANCE OF PREFERRED STOCK  $   -  $  15,000

ASSETS AND LIABILITIES TRANSFERRED TO RELATED PARTIES IN
  CONNECTION WITH SALE OF NET ASSETS OF SUBSIDIARY:
Accounts Receivable                                              $   -  $  15,678
Inventory                                                        $   -  $ 190,830
Accounts Payable                                                 $   -  $ (15,457)
Deferred Revenue                                                 $   -  $  (7,037)
Due to Directors                                                 $   -  $(173,333)
Due to Stockholder                                               $   -  $(145,212)

SALE OF NET ASSETS OF SUBSIDIARY PAID VIA FORGIVENESS OF
  LIABILITIES:
Due to Directors                                                 $   -  $ (32,483)
Due to Stockholder                                               $   -  $ (27,728)
==================================================================================


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------


NOTE A - BASIS OF PRESENTATION

The condensed consolidated financial statements of GlobalWataire, Inc., and Subsidiary (the "Company") included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Certain information and footnote disclosures normally included in consolidated financial statements prepared in conjunction with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. These condensed consolidated financial statements should be read in conjunction with the annual audited consolidated financial statements and the notes thereto included in the Company's Form 10-KSB Annual Report, and other reports filed with the SEC.

The accompanying unaudited interim consolidated financial statements reflect all adjustments of a normal and recurring nature which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows of the Company for the interim periods presented. The results of operations for these periods are not necessarily comparable to, or indicative of, results of any other interim period of or for the fiscal year taken as a whole. Certain financial information that is not required for interim financial reporting purposes has been omitted.

     RECLASSIFICATIONS

Certain amounts in the prior year consolidated financial statements have been reclassified to conform with current year presentation. The reclassifications made to the prior year have no impact on the net income (loss), or overall presentation of the consolidated financial statements.

NOTE B -  GOING  CONCERN

The Company's consolidated financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has reported recurring losses from operations. As a result, there is an accumulated deficit of $3,748,160 at May 31, 2007.

The Company's continued existence is dependent upon its ability to raise capital or acquire a marketable company. The consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

NOTE C -  RECENTLY  ISSUED  ACCOUNTING  STANDARDS

In February 2006, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 155, "Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statement No. 133 and 140" ("SFAS 155"). SFAS 155 resolves issues addressed in Statement 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interest in Securitized Financial Assets." SFAS 155 is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended August 31, 2008. The Company is currently evaluating the impact of SFAS 155 on its consolidated financial instruments.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140" ("SFAS 156"). SFAS 156 amends FASB Statement No. 140 with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practical. SFAS 156 is effective as of the beginning of the first fiscal year that begins after September 15, 2006. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended August 31, 2008. The Company is currently evaluating the impact of SFAS 156 on its consolidated financial statements.

In  September  2006,  the  Financial  Accounting Standards Board ("FASB") issued
Statement of Financial Accounting Standard ("SFAS") No. 157, "Fair Value Measurements". SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. SFAS 157 is effective as of the beginning of the first fiscal year that begins after November 15, 2007. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended August, 2008. The Company is currently evaluating the impact of SFAS 157 on its consolidated financial statements.

In February 2007, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115". SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. This Statement applies to all entities, including not-for-profit organizations. SFAS 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended August, 2008. The Company is currently evaluating the impact of SFAS 159 on its consolidated financial statements.


NOTE  D  -  REORGANIZATION/INVESTMENT

On July 27, 2006 an Asset Purchase Agreement and Plan of Reorganization was executed by Global Wataire, Inc. and its wholly-owned subsidiary, Atlantic Seaboard, Inc. with DigiTar Inc. DigiTar. sold to Atlantic substantially all of its assets in exchange for 49% of the issued and outstanding common stock of Atlantic and 10,000,000 shares of Atlantic's voting convertible preferred stock. Global retained a 30% investment in Atlantic which was recorded as an equity investment of Global at August 31, 2006 at the value of $65,618.

The Asset Purchase Agreement and Plan of Reorganization executed on July 27, 2006 was never consummated. Certain key documents necessary to complete the purchase of DigiTar's assets have not been agreed to by Global Wataire Inc., Atlantic Seaboard, Inc. and DigiTar Inc. Consequently, Global Wataire Inc. and Atlantic Seaboard, Inc. have rescinded the transaction and cancelled the planned acquisition of DigiTar Inc.'s business as of June 28, 2007. The gain on sale of subsidiary stock investment has therefore been reversed and Atlantic remains a wholly-owned subsidiary of Global. Global has also taken the 20,000,000 shares of common stock out of escrow that were being held for the benefit of DigiTar. Global Wataire, Inc., and its wholly-owned subsidiary, Atlantic Seaboard, Inc. will also seek to recover the monies advanced to DigiTar for working capital in the amount of $50,000.

NOTE  E  -  LOAN  RECEIVABLE

The company advanced DigiTar Inc. $50,000 for working capital. There are no established repayment terms.

NOTE  F  -  STOCK  ACTIVITY

REGULATION  S  STOCK

On January 26, 2007, the Company issued a press release announcing that they had launched a $5,000,000 equity offering on the Berlin Stock Exchange. The company is offering for sale 10,000,000 shares at a price of $0.50 per share and if completely subscribed will yield $5,000,000. This offering is on a best effort basis. As of May 31, 2007, 5,258,789 shares had been issued of which 1,800,000 shares were issued in exchange for financial services rendered. Gross proceeds from the sale of stock were $1,178,443 less stock issuance costs of $659,655. Net proceeds from the sale of stock were $518,788.

NOTE  G  -  SUBSEQUENT  EVENTS

On June 28, 2007, the Company announced that it had terminated its planned acquisition of DigiTar's business (See Note D.)

REPORT  OF  INDEPENDENT  REGISTERED  PUBLIC  ACCOUNTING  FIRM


To  the  Board  of  Directors  and  Stockholders
Global  Wataire,  Inc.
(formerly  known  as  International  Development  Corp.)
(A  Nevada  Corporation)
Montreal,  Quebec,  Canada


     We have audited the accompanying balance sheets of Global Wataire, Inc. (formerly known as International Development Corp.) as of August 31, 2006 and 2005, and the related statements of operations, changes in stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of August 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

     The accompanying consolidated financial statements have been prepared assuming Global Wataire, Inc. (formerly known as International Development
Corp.) will continue as a going concern. As discussed in Note E to the financial statements, the Company has incurred losses that have resulted in an accumulated deficit. This condition raises substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding this matter are described in Note E. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rotenberg & Co., LLP

Rotenberg &  Co., LLP
Rochester, New York
December 6, 2006

BALANCE SHEETS
=========================================================================================================

August 31,                                                                         2006          2005
---------------------------------------------------------------------------------------------------------
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents                                                      $         -   $       194
Accounts Receivable - Net of Allowance for Doubtful Accounts of
  $-0- and $180,995, respectively - Discontinued Operations                              -        15,678
Inventory - Discontinued Operations                                                      -       190,830
---------------------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                                                     -       206,702

OTHER ASSETS
Investment                                                                          65,618             -
---------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                   $    65,618   $   206,702
=========================================================================================================
LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts Payable                                                               $   157,253   $    74,066
Accounts Payable - Discontinued Operations                                               -        15,458
Accrued Expenses                                                                    18,500            --
Deferred Revenue - Discontinued Operations                                               -         7,037
Due to Directors                                                                   490,281       194,363
Due to Directors - Discontinued Operations                                               -       173,333
Due to Stockholder                                                                       -        27,728
Due to Stockholder - Discontinued Operations                                             -       145,212
---------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                                                  666,034       637,197
---------------------------------------------------------------------------------------------------------
STOCKHOLDERS' DEFICIT
Common Stock                $.001 Par; 800,000,000 Shares Authorized;
                            483,404 Issued and Outstanding, 20,000,000 Shares
                            Held in Escrow                                             484           484
Common Stock, Class B:      $.001 Par; 50,000,000 and -0- Shares
                            Authorized, respectively; and -0- Issued and
                            Outstanding, respectively.                                   -             -
Preferred Stock, Class A:   $.001 Par; 1,000,000 Shares Authorized;
                            100,000 Issued and Outstanding                             100           100
Preferred Stock, Class B:   $.001 Par; 5,000,000 Shares Authorized;
                            1,000,000 Issued and Outstanding                         1,000         1,000
Preferred Stock, Class C:   $.001 Par; 15,000,000 and -0- Shares
                            Authorized, respectively; and -0-
                            Issued and Outstanding, respectively.                        -             -
Preferred Stock, Class D:   $.001 Par;  13,000,000 and -0- Shares
                            Authorized, respectively; and -0-
                            Issued and Outstanding, respectively.                        -             -
Additional Paid-In Capital                                                       2,738,300     2,709,843
Accumulated Deficit                                                             (3,340,300)   (3,141,922)
---------------------------------------------------------------------------------------------------------
TOTAL STOCKHOLDERS' DEFICIT                                                       (600,416)     (430,495)
---------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                    $    65,618   $   206,702
=========================================================================================================

STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
=======================================================================================================================

                                       Common           Preferred Stock     Additional                       Total
                                        Stock             ($0.001 Par)       Paid - In     Accumulated    Stockholders'
                                    ($0.001 Par)       Class A    Class B    Capital        Deficit         Deficit
-----------------------------------------------------------------------------------------------------------------------
BALANCE - AUGUST 31, 2004           $         35   $        --   $     --  $ 1,925,233   $ (2,010,820)  $      (85,552)

Common Stock Issued for Cash                  15             -          -       24,985              -           25,000

Preferred Stock Issued in Exchange
for Common Stock                             (15)        1,000          -         (985)             -                -

Return of  900,000 Shares for
Cancellation                                   -          (900)         -          900              -                -

Preferred Stock Issued for Cash                -             -      1,000            -              -            1,000

Commitment for Purchase of
Share for Cancellation                         -             -          -       (5,000)             -           (5,000)

Common Stock Issued in
Exchange for  Services Rendered               10             -          -       19,990              -           20,000

Common Stock Issued in Exchange
for Payment of Accounts Payable                6             -          -        2,654              -            2,660

Stock Options Granted in Exchange
for Services Rendered                          -             -          -      108,014              -          108,014

Stock Options for 433,000
Shares Exercised                             433             -          -      611,649              -          612,082

Capital Contribution -
Interest Expense                               -             -          -       22,403              -           22,403

Net Loss                                       -             -          -            -     (1,131,102)      (1,131,102)

BALANCE - AUGUST 31, 2005                    484           100      1,000    2,709,843     (3,141,922)        (430,495)

Capital Contribution -
Interest Expense                               -             -          -       28,457              -           28,457

Net Loss                                       -             -          -            -       (198,378)        (198,378)
-----------------------------------------------------------------------------------------------------------------------

BALANCE - AUGUST 31, 2006           $        484   $       100   $  1,000  $ 2,738,300   $ (3,340,300)  $     (600,416)
=======================================================================================================================

STATEMENTS OF OPERATIONS
====================================================================================

For the Years Ended August 31,                                 2006         2005
------------------------------------------------------------------------------------
REVENUES, NET                                               $       -   $         -

Cost of Goods Sold                                                  -           586
------------------------------------------------------------------------------------

GROSS PROFIT                                                        -          (586)

EXPENSES
Consulting Fees                                               220,000       331,007
Marketing, Including Amortization
  of Marketing Rights                                               -       125,226
General and Administrative                                    210,281       211,467
Interest Expense                                               28,457        15,011
Restructuring Charges                                               -       304,881
------------------------------------------------------------------------------------

TOTAL EXPENSES                                                458,738       987,592

LOSS FROM OPERATIONS BEFORE
  INCOME FROM SALE OF INVESTMENT                             (458,738)     (988,178)

Gain on Sale of Subsidiary Stock Investment                    65,618             -

LOSS FROM OPERATIONS BEFORE
  PROVISION FOR TAXES                                        (393,120)     (988,178)

Provision for Taxes                                                 -             -

LOSS FROM OPERATIONS                                         (393,120)     (988,178)

DISCONTINUED OPERATIONS
Loss from Discontinued Operations                                   -      (142,924)

Gain from Sale of Net Assets of
  Subsidiary, Net of Taxes                                    194,742             -
------------------------------------------------------------------------------------

NET LOSS                                                    $(198,378)  $(1,131,102)
====================================================================================
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING -
  BASIC AND DILUTED                                           483,404       264,183

NET LOSS PER COMMON SHARE -
  BASIC AND DILUTED - CONTINUING OPERATIONS                 $   (0.41)  $     (4.28)
  BASIC AND DILUTED - DISCONTINUED OPERATIONS               $    0.40   $     (0.54)
====================================================================================

STATEMENTS OF CASH FLOWS
================================================================================

For the Years Ended August 31,                             2006         2005
--------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES

NET LOSS                                                $(198,378)  $(1,131,102)

NON-CASH ADJUSTMENTS:
Gain on Sale of Net Assets of Subsidiary                 (194,742)            -
Bad Debts Expense                                               -        14,065
Interest on Directors/Stockholder Loans                    28,457        22,403
Shares Issued to Consultants                                    -        20,000
Compensation Expense on Employee Stock Option Grants            -       108,014
Gain on Sale of Subsidiary Stock Investment               (65,618)            -

CHANGES IN ASSETS AND LIABILITIES:
Accounts Receivable                                             -        (6,559)
Prepaid Expenses and Deposits                                   -        40,000
Inventory                                                       -        17,968
Accounts Payable                                           83,186        (1,322)
Accrued Expenses                                           18,500             -
--------------------------------------------------------------------------------

NET CASH FLOWS FROM OPERATING ACTIVITIES                 (328,595)     (916,533)
--------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES                            -             -
--------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Issuance of Common Stock                          -        25,000
Proceeds from Issuance of Preferred Stock, Class B              -         1,000
Proceeds from Stock Options Exercised                           -       612,082
Payment for Purchase of Common Stock for Cancellation           -        (5,000)
Advances from Directors                                   328,401       446,684
Repayments to Directors                                         -      (228,885)
Advances from Stockholder                                       -       120,297
Repayments to Stockholder                                       -       (54,684)
--------------------------------------------------------------------------------

NET CASH FLOWS FROM FINANCING ACTIVITIES                  328,401       916,494
--------------------------------------------------------------------------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                      (194)          (39)

Cash and Cash Equivalents - Beginning of Year                 194           233
--------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS - END OF YEAR                 $       -   $       194
================================================================================

                                                                   - continued -
                                                                   -------------

STATEMENTS OF CASH FLOWS - CONTINUED
========================================================================================

For the Years Ended August 31,                                           2006      2005
----------------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURES
========================================================================================

Interest Paid                                                         $       -   $    -

Income Taxes Paid                                                     $       -   $    -
========================================================================================

NON-CASH INVESTING AND FINANCING ACTIVITIES
========================================================================================

ACQUISITION OF MARKETING RIGHTS VIA ISSUANCE OF PREFERRED STOCK       $  15,000   $    -

TERMINATION OF MARKETING RIGHTS VIA CANCELLATION OF PREFERRED STOCK   $ (15,000)  $    -

ISSUANCE OF COMMON STOCK FOR PAYMENT OF ACCOUNTS PAYABLE              $       -   $2,660

ASSETS AND LIABILITIES TRANSFERRED TO RELATED PARTIES IN
  CONNECTION WITH SALE OF NET ASSETS OF SUBSIDIARY:
Accounts Receivable                                                   $  15,678   $    -
Inventory                                                             $ 190,830   $    -
Accounts Payable                                                      $ (15,457)  $    -
Deferred Revenue                                                      $  (7,037)  $    -
Due to Directors                                                      $(173,333)  $    -
Due to Stockholder                                                    $(145,212)  $    -

SALE OF NET ASSETS OF SUBSIDIARY PAID VIA FORGIVENESS OF
  LIABILITIES:
Due to Directors                                                      $ (32,483)  $    -
Due to Stockholder                                                    $ (27,728)  $    -
========================================================================================

The accompanying notes are an integral part of these financial statements.

NOTES TO FINANCIAL STATEMENTS
=================================================================

NOTE  A - THE  COMPANY

International Development Corp. ("IDC") was formed on October 22, 2004, under the laws of the state of Nevada. On December 9, 2004, IDC merged with Ozolutions Inc., a Delaware Corporation, which was formed on January 10, 1996 as Unipak Process, Inc., with IDC as the surviving corporation. On April 13, 2006 IDC changed its name to Global Wataire Inc. The Company's principal office is located in Buffalo, New York.

On December 9, 2004, the Company amended the articles of incorporation to increase the authorized shares of common stock from 50,000,000 to 800,000,000 and authorized up to 100,000,000 shares of all classes of Preferred Stock.

On December 9, 2004, the Company established a series of Preferred Stock, Class A, $0.001 Par Value. The Company is authorized to issue 1,000,000 shares of Preferred Stock, Class A, with each share carrying 200 to 1 voting rights and convertible into common stock on a 200 for 1 basis.

In April 2005, the Company established a series of Preferred Stock, Class B, $0.001 Par Value. The Company is authorized to issue 5,000,000 shares with each share carrying 500 to 1 voting rights and not convertible into common stock.

Preferred Stock, Class C, $0.001 Par Value. The Company is authorized to issue 15,000,000 shares with each share carrying 1 to 1 voting rights and convertible into common stock on a 1 for 1 basis.

In May 2006, the Company established a series of Preferred Stock, Class D, $0.001 Par Value. The Company is authorized to issue 13,000,000 shares with each share carrying 3 to 1 voting rights and convertible into common stock on a 3 for 1 basis.

On May 31, 2006, the Company changed the name of its wholly owned subsidiary Freshwater Technologies, Inc. to Atlantic Seaboard Company.

     SCOPE  OF  BUSINESS

The Company currently has changed its business focus from the development of water activation and purification to advisory and transactional services to help high potential emerging companies to develop and implement strategies to obtain capital and become successful.

NOTE  B  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
            METHOD  OF  ACCOUNTING

The Company maintains its books and prepares its financial statements on the accrual basis of accounting

     CASH  AND  CASH  EQUIVALENTS

Cash and cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less. The Company maintains cash and cash equivalents at financial institutions, which periodically may exceed federally insured amounts.

     INCOME  TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," use the asset and liability approach, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of such assets and liabilities. This method utilizes enacted statutory tax rates in effect for the year in which the temporary differences are expected to reverse and gives immediate effect to changes in income tax rates upon enactment. Deferred tax assets are recognized, net of any valuation allowance, for temporary differences and net operating loss and tax credit carry forwards. Deferred income tax expense represents the change in net deferred assets and liability balances.


NOTE  B  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     EARNINGS  PER  SHARE

Earnings per share of common stock are computed in accordance with SFAS No, 128, "Earnings per Share". Basic earnings per share are computed by dividing income or loss available to common shareholders by the weighted-average number of common shares outstanding for each period. Diluted earnings per share are calculated by adjusting the weighted average number of shares outstanding assuming conversion of all potentially dilutive stock options, warrants and convertible securities, if dilutive. Common stock equivalents that are anti-dilutive are excluded from both diluted weighted average number of common shares outstanding and diluted earnings per share.

     FINANCIAL  INSTRUMENTS

The Company's financial instruments consist of cash, long-term investments, and accounts payable. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying value, unless otherwise noted.

     USE  OF  ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     RECLASSIFICATIONS

Certain reclassifications have been made to the 2005 financial statements to conform with the 2006 financial statements presentation. Such reclassifications had no effect on net income as previously reported.


NOTE  C  -  DISCONTINUED  OPERATIONS

On January 6, 2006, the Board of Directors approved the Asset Sales Agreement between the Company and Max Weissengruber, the Company's Chief Operations Officer, and D. Brian Robertson, the Company's former Chief Financial Officer. The Asset Sales Agreement replaces the Stock Purchase
Agreement that had been previously approved on September 29, 2005, but was subsequently rescinded on January 6, 2006. The Company sold 100% of the assets and liabilities of FreshWater Technologies, Inc. To Mr. Weissengruber and Mr. Robertson for a total purchase price of $60,211. The purchase price was paid through the forgiveness of debts owed to Mr. Weissengruber and Mr.
Robertson by the Company. The fair market value of the liabilities of FreshWater Technologies, Inc. being assumed by Mr. Weissengruber and Mr. Robertson exceed the assets being sold to Mr. Weissengruber and Mr. Robertson by $134,531. As a result of this sale, the Company has no revenue generating operations at this time.


NOTE  D  -  MARKETING  RIGHTS

On October 12, 2005, the Company entered into an Exclusive Licensing Agreement with Wataire Industries, Inc., an unrelated party, for the exclusive right to distribute and sell the technology-based water generation and purification products of Wataire Industries, Inc. in the United States of America, for an indefinite period. In consideration of the Exclusive Licensing Agreement, the Company issued 15,000,000 shares of Preferred Stock, Class C, valued at $15,000.

On June 27, 2006, the Company announced that it had terminated the Marketing Rights/Exclusive License Agreement with Wataire Industries, Inc., that was executed on October 12, 2005. The license granted an exclusive license for the entire United States of America covering certain processes and products relating to technology based water generation and purification. The license granted in October was subsequently expanded by agreement of the parties to be worldwide. The license agreement was perpetual, non-revocable, and assignable by the Company.

In connection with the termination of the license agreement, the Company decided to terminate its relationship with Wataire Industries, Inc., and cancel the issuance of 15,000,000 shares of the Company's Class C preferred stock and 25,000 shares of Class A preferred stock that had been issued to Phil Fraser and William Robertson by Betty Harland in exchange for the license agreement.

NOTE  E  -  GOING  CONCERN

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has reported recurring losses from operations. As a result, there is an accumulated deficit of $3,340,300 at August 31, 2006.

The Company's continued existence is dependent upon its ability to raise capital or acquire a marketable company. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

NOTE  F  -  RECENTLY  ISSUED  ACCOUNTING  STANDARDS

In December 2004, the FASB issued SFAS No. 123R, "Share- Based Payment" ("SFAS 123R"). SFASR revises FASB Statement No. 123 "Accounting for Stock-Based
Compensation: and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees". SFAS 123R requires all public and non-public companies to measure and recognize compensation expense for all stock-based payments for services received at the grant-date fair value, with the cost recognized over the vesting period (or the requisite service period). SFAS 123R is effective for small business issuers for the fiscal years beginning after December 15, 2005. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended August 31, 2007. The Company has elected early adoption of SGAS 123R to the beginning of the fiscal year ended August 31, 2005.

In March 2005, the SEC issued Staff Accounting Bulletin No. 107 ("SAB 107"), to provide further guidance regarding the interaction of the provisions of SFAS 123R and certain SEC rules and regulations.

In February 2006, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 155, "Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statement No. 133 and 140" ("SFAS 155"). SFAS 155 resolves issues addressed in Statement 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interest in Securitized Financial Assets." SFAS 155 is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended August 31, 2008. The

Company is currently evaluating the impact of SFAS 155 on its consolidated financial instruments.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140" ("SFAS 156"). SFAS 156 amends FASB Statement No. 140 with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practical. SFAS 156 is effective as of the beginning of the first fiscal year that begins after September 15, 2006. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended August 31, 2008. The Company is currently evaluating the impact of SFAS 156 on its consolidated financial statements.

NOTE  G  -  EQUITY  COMPENSATION  PLANS

In December 2004, the Company established an Employee Stock Incentive Plan and a Non-Employee Directors and Consultants Retainer Stock Plan.

The purpose of the Employee Stock Incentive Plan (the "Plan") is to provide the employees, who make significant and extraordinary contributions to the long-term growth and performance of the Company, with equity-based compensations incentives, and to attract and retain the employees. Under the Plan, the Company may issue up to 500,000,000 shares of $0.001 par value common stock. The Plan has a term of ten years, therefore, will expire in December 2014.

The purpose of the Non-Employee Directors and Consultants Retainer Stock Plan (the "Plan") is to enable the Company to promote the interests of the Company and its stockholders by attracting and retaining Non-Employee Directors and Consultants capable of furthering the future success of the Company and by aligning their economic interests more closely with those of the Company's stockholders, by paying their retainer or fees in the form of shares of the Company's common stock. Under the Plan, the Company may issue up to 50,000,000 shares of $0.001 par value common stock. The Plan has a term of ten years, therefore will expire in December 2014.

During the year ended August 31, 2005, the Company granted stock options for 433,000 shares to employees as compensation for services rendered, under the Employee Stock Incentive Plan. In accordance with the provisions of SFAS 123R and SAB 107, the Company has recognized compensation expense of $108,014 during the year ended August 31, 2005, for the fair value of the options at the date of the grant using an appropriate option-pricing model. As of August 31, 2005, there were no outstanding options.

During the year ended August 31, 2005, the Company issued 9,500 shares of common stock to a consultant for services rendered, valued at $20,000, under the Non-Employee Directors and Consultants Stock Plan.

On May 2, 2006, the Company deregistered 107,500 shares of common stock thereby terminating the above mentioned plans.


NOTE  H  -  RELATED  PARTY  TRANSACTIONS

In September 2004, Betty-Ann Harland was appointed CEO and Chair of the Board of Directors of the Company, and received 15,000,000 shares of common stock in consideration for $25,000. In January 2005, the 15,000,000 common shares were exchanged for 1,000,000 Class A Preferred Shares. In July 2005, the Board of Directors approved the surrendering and cancellation of 900,000 Class A Preferred Shares held by Betty- Ann Harland.

In  July  2005,  the  Board  of  Directors  authorized the issuance of 1,000,000
Class  B  Preferred  Shares  to  Betty-Ann  Harland  in  consideration  of
$1,000.

Certain disbursements of the Company have been paid by two directors of the Company; therefore, a Due to Directors account has been established. The balance at August 31, 2006 and 2005 was $490,281 and $367,696, respectively. The amount due is non-interest bearing and contains no formal repayment terms. The Company has imputed interest at the prime rate plus 1% and charged operations with an offsetting credit to additional paid in capital.

In October 2004, the Company entered into a consulting agreement with its Chief Executive Officer for a five year term, with annual compensation of $ 220,000.

NOTE  I  -  OTHER  MATTERS

On June 5, 2001, the Company entered into advisory agreements with the firms of David Michael LLC and Feng Shui Consulting, Inc. In June 2002, David Michael LLC and Feng Shui Consulting, Inc. filed a suit against the Company for breach of contract. The Company filed a counter claim and third party complaint denying the substantive allegations of the complaint and asserting breach of contract and fraud in connection with the transaction. In August 2004, the United States District Court for the State of Utah dismissed the case in its entirety with prejudice, with each party to bear its own costs and fees. As part of the dismissal, in September 2004, the Company paid $5,000 to repurchase the 800,000 common shares that were previously issued to the plaintiffs. As of August 31, 2006, the 800,000 shares have not been received by the Company for cancellation therefore; the shares are still recorded as issued and outstanding.

On January 11, 2002, the Company entered into a financial consulting and investment banking agreement with Chapman, Spira and Carson LLC ("Chapman"). Chapman cancelled this agreement in June 2002. Thereafter in June 2002, Chapman made a demand for arbitration through the American Arbitration Association as provided in the agreement claiming $50,000 in fees, plus nine percent interest, and 200,000 shares of the Company's common stock. In February 2003, the judge returned a verdict against Chapman and awarded the Company approximately $22,000 net of any Company legal fees. Chapman appealed to the New York State Supreme Court in 2004 and this appeal was dismissed. Subsequently, Chapman appealed to the Court of Appeals in New York. On April 7, 2006, the firm of Chapman, Spria and Carlson, agreed to settle the arbitration award dispute with the Company for the sum of $15,000. The New York legal firm of Bahn, Herzfeld and Multer, LLP received $12,500 for their services and Max Weissengruber and Brian Robertson received a total of $2,500 for their expenses related to the arbitration award and subsequent litigation. All matters have now been resolved regarding this matter.


NOTE  J  -  STOCK  TRANSACTIONS

On April 13, 2006, the holder of the majority of the voting power of our outstanding capital stock voted to approve the following:

     1. A grant of discretionary authority to our board of directors to implement a reverse split of the issued and outstanding shares of our common stock on the basis or one post-consolidation share for each 1,000 pre-consolidation shares to occur immediately. All share and per share amounts used in the Company's financial statements and notes have been retroactively restated to reflect the one-for-one thousand reverse stock split.

     2. An amendment to the Company's Articles of Incorporation to provide for the creation of a second series of common stock to be known as "Class B Common Stock".


NOTE  K  -  INCOME  TAXES

At August 31, 2006 and 2005, the Company had approximately $3,228,996 and $2,965,000 accumulated tax losses to apply against future taxable income. The net operating loss carry forwards begin to expire in 2011.

The Company has fully reserved for any future tax benefits form the net operating loss carry forwards since it has not generated any net income to date. The Company has no other material deferred tax assets or liabilities for the periods presented.


NOTE  L  -  REORGANIZATION/INVESTMENT

On July 27, 2006 an Asset Purchase Agreement and Plan of Reorganization was executed by Global Wataire, Inc. and its wholly-owned subsidiary, Atlantic Seaboard, Inc. with DigiTar Inc. DigiTar sold to Atlantic substantially all of its assets in exchange for 49% of the issued and outstanding common stock of Atlantic and 10,000,000 shares of Atlantic's voting convertible preferred stock. Global has effectively loss control of its subsidiary ("Atlantic") and the financials are therefore no longer consolidated. However, a

30% investment of Atlantic has been recorded as an equity investment of Global at August 31, 2006 at the value of $65,618.

20,000,000 shares of common stock of the Company are being held in escrow, for the benefit of Digitar for a period of one year from the date of the Asset Purchase Agreement at which time Global's shares would pass free of escrow to Digitar. However, if, before the end of that one year period, Atlantic completes an effective filing with the U.S. Securities and Exchange Commission to do an IPO, the shares of Global held in escrow will automatically revert back to Global under the terms of a separate Escrow Agreement.

                                 GLOBAL WATAIRE.

                        4,000,000 SHARES OF COMMON STOCK
                                   PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as to personal liability as provided by the Nevada Revised Statutes ("NRS") and our bylaws. Section 78.7502 of the NRS provides that a corporation may eliminate personal liability of an officer or director to the corporation or its stockholders for breach of fiduciary duty as an officer or director provided that such indemnification is limited if such party acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation.

Our articles of incorporation and bylaws allow us to indemnify our officers and directors up to the fullest extent permitted by Nevada law, but such indemnification is not automatic. Our bylaws provide that indemnification may not be made to or on behalf of a director or officer if a final adjudication by a court establishes that the director or officer's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.

Unless limited by our articles of incorporation (which is not the case with our articles of incorporation) a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defence of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

We have been advised that, in the opinion of the SEC, this type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defence of any action, suitor proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will submit the question of whether indemnification by us is against public policy to an appropriate court and will be governed by the final adjudication of the case.

ITEM 25.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee  $    15.96
Federal Taxes                                        $        0
State Taxes and Fees                                 $        0
Transfer Agent Fees                                  $        0
Accounting fees and expenses                         $   10,000
Legal fees and expense                               $   10,000
Blue Sky fees and expenses                           $        0
Miscellaneous                                        $        0
                                                     ----------
Total                                                $20,015.96
                                                     ==========

All amounts are estimates other than the Commission's registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26.     RECENT SALES OF UNREGISTERED SECURITIES

None.

ITEM 27.     EXHIBITS.

EXHIBIT
NUMBER     DESCRIPTION
3.1        Articles of Incorporation and Amendments
3.2        By-Laws (1)
5.1        Opinion of Anslow & Jaclin, LLP
10.1 Investment Agreement Dated August 24, 2007, by and between the Company and Dutchess Private Equities Fund Ltd. (2)
10.2 Registration Rights Agreement dated August 24, 2007, by and between the Company and Dutchess Private Equities Fund Ltd. (2)
23.1       Consent of Counsel, as in Exhibit 5.1
23.2       Consent of Rotenberg & Co., LLP
99.1       Ed Gorman August 2007 Employment Contract
99.2       Sydney Harland August 2007 Employment Contract
99.3       Betty Harland October 2004 Employment Contract
99.4       Amendment to the August 24, 2007 Dutchess Investment Agreement

(1) Incorporated by reference to Form 10SB12G filed on August 15, 2000 (File No. 000-31343)

(2) Incorporated by reference to Form 8K filed on August 30, 2007 (File No. 000-31343)

ITEM 28.     UNDERTAKINGS.

The  undersigned  registrant  hereby  undertakes:

(a)  Rule  415  Offering  Undertaking:

The  undersigned  registrant  hereby  undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)  To  include  any  prospectus required by Section 10(a)(3) of the Securities
Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to he purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (Sec. 230.424);

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(d) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Buffalo, New York on September 28, 2007.

By:     /s/ Sydney Harland
   -----------------------------------------
        Sydney Harland
        Chief Executive Officer and
        Director

                                POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Sydney Harland, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

             NAME                        TITLE                      DATE
By:    /s/ Sydney Harland    Chief Executive Officer and      September 28, 2007
   -----------------------   Director
       Sydney Harland

By:  /s/ Betty-Ann Harland   Director                         September 28, 2007
   -----------------------
     Betty-Ann Harl and

By:  /s/ Edmund Gorman       Chief Financial Officer,         September 28, 2007
   -----------------------   Secretary and Director
     Edmund Gorman

By:  /s/ Robert Glassen      Director                         September 28, 2007
   -----------------------
       Robert Glassen

By:  /s/ Arthur N. Kelly     Director                         September 28, 2007
   -----------------------
     Arthur N. Kelly

By:  /s/ Richard Proulx      Director                         September 28, 2007
   -----------------------
     Richard Proulx